Exhibit 10.16

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

among

CIT BANK

as Seller

and

SUTHERLAND ASSET I, LLC

and

READYCAP LENDING, LLC,

as Buyers

dated as of

October 11, 2013

i

(continued)

(continued)

Schedule 1	[Reserved]
Schedule 2	[Reserved]
Schedule 2-A	[Reserved]
Schedule 3	Buyer Disclosure Schedule
Schedule 4	Seller Disclosure Schedule

(continued)

Page
Schedule 5	[Reserved]
Schedule 6	[Reserved]
Exhibit A-1	[Reserved]
Exhibit A-2	[Reserved]
Exhibit A-3	Form of Lost Note Affidavit
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C	Form of Software License Agreement
Exhibit D	[Reserved]
Exhibit E	Form of Power of Attorney
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H	[Reserved]

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of October 11, 2013, is entered into among CIT Bank, a Utah state chartered bank (“Seller”), SUTHERLAND ASSET I, LLC, a Delaware limited liability company (“Sutherland”), and READYCAP LENDING, LLC, a Delaware limited liability company (“ReadyCap,” and together with Sutherland, “Buyers,” and each, a “Buyer”).

RECITALS

WHEREAS, the Seller desires to sell, and Buyers desire to acquire, the Seller’s right, title and interests in (i) certain business loans, portions of some of which are guaranteed by the SBA (the “SBA 7(a) Loans”), (ii) certain business loans issued in conjunction with assistance rendered pursuant to Title V of the Small Business Investment Act of 1958 (the “SBA 504 Loans”), (iii) certain other commercial loans, (iv) certain loan servicing rights and obligations, including certain fees to be earned on such loans, and (v) certain database information;

WHEREAS, in connection with the sale of assets described above, Seller wishes to license to Buyers, and Buyers wish to license from Seller, the rights to use certain intellectual property of Seller;

WHEREAS, on the date hereof, Buyers have delivered to Seller (i) an executed debt commitment letter dated as of the date hereof from JPMorgan Chase Bank, N.A. pursuant to which JPMorgan Chase Bank, N.A. has agreed to provide debt financing to Buyers to fund a portion of the purchase price for the assets described above that are to be conveyed at the Closing; and (ii) an executed equity commitment letter from Waterfall Victoria Master Fund, Ltd. pursuant to which Waterfall Victoria Master Fund, Ltd. has agreed to contribute to Buyers sufficient funds to pay the remainder of the purchase price;

WHEREAS, on the date hereof, Buyers and CIT Small Business Lending Corporation (“CIT Small Business”), CIT Lending Services Corporation (“CIT Lending” and together with CIT Small Business, the “CIT Group Primary Sellers”), CIT Small Business Loan Trust 2007-1 (the “2007 Trust”), CIT Small Business Loan Trust 2008-1 (the “2008 Trust”) and CIT SBL Property Holdings Corporation (“Property Holdings”, and together with the CIT Group Primary Sellers, the 2008 Trust and the 2007 Trust, the “CIT Group Sellers”) have entered into an agreement (the “CIT Group Agreement”) pursuant to which the CIT Group Sellers have agreed to sell to the Buyers, and Buyers have agreed to purchase from the CIT Group Sellers, all of the CIT Group Sellers’ right, title and interests in (i) certain business loans, portions of some of which are guaranteed by the SBA, (ii) certain related loan servicing rights and obligations, including certain fees to be earned on such loans, (iii) a franchise granted by the SBA to originate and service SBA 7(a) Loans as a company authorized to make SBA 7(a) Loans pursuant to 13 C.F.R. § 120.470 et seq., (iv) certain database information relating to such loans, and (v) certain other related contracts, and Buyers have agreed to assume certain liabilities and obligations related to such loans; and

WHEREAS, pursuant to the CIT Group Agreement, ReadyCap has agreed to, or to cause Cortland or an Affiliate of Buyer to, offer employment to certain employees of Seller involved in the monitoring, servicing and other activities related to the Transferred Loans (as defined herein) effective as of the respective dates set forth in the CIT Group Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“2007 Trust” has the meaning set forth in the Recitals.

“2008 Trust” has the meaning set forth in the Recitals.

“Accountant” means KPMG LLP or, if KPMG LLP is unable to serve, another impartial nationally recognized firm of certified public accountants mutually appointed by Buyers and the CIT Group Primary Sellers.

“Accrued Servicing Fee” means, with respect to each Secondary Market Participation Loan, an amount equal to the Transferred Unpaid Principal Balance of such Secondary Market Participation Loan, multiplied by the difference between (A) the rate of interest payable by the Obligor under the related Note as set forth on the Data Tape and (B) the rate required to be paid by the Seller to Colson under the related Secondary Market Participation Guaranty Agreement as set forth on the Data Tape multiplied by the number of days from and including the date immediately following the related Interest-Paid-Through-Date to and including the Closing Date, divided by 365.

“Affiliate” of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.08.

“Applicable Buyer” means ReadyCap with respect to the Transferred CIT Bank 7(a) Loans and the other CIT Bank Purchased Assets directly related to such Transferred CIT Bank 7(a) Loans and Sutherland with respect to the Transferred CIT Bank 504 Loans, the other CIT Bank Purchased Assets directly related to the Transferred CIT Bank 504 Loans and all other CIT Bank Purchased Assets.

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(b)(i).

“Base Purchase Price” means the aggregate Unpaid Principal Balance, as of the Cut-Off Time, of all Transferred Interests multiplied by the CIT Bank Bid Percentage.

“Business Confidential Information” has the meaning set forth in Section 6.04(b).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(b)(iv).

“Buyer Confidential Information” has the meaning set forth in Section 6.04(c).

“Buyer Disclosure Schedule” means the disclosure schedule delivered by Buyers concurrently with the execution and delivery of this Agreement and attached as Schedule 3 hereto.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.02.

“Buyers” has the meaning set forth in the preamble.

“CERCLA” has the meaning set forth in Section 4.07(a).

“CIT Bank Assumed Liabilities” has the meaning set forth in Section 2.02(b).

“CIT Bank Bid Percentage” means 101.5%.

“CIT Bank Buyer Objection” has the meaning set forth in Section 2.06(d).

“CIT Bank Excluded Liabilities” has the meaning set forth in Section 2.03.

“CIT Bank Purchase Price” means an amount equal to (i) the Base Purchase Price; plus (ii) accrued interest on all Transferred Whole Loans that are Contractually Current Loans at the rate set forth on the Data Tape from and including the date immediately following the related Interest-Paid-Though Date through and including the Closing Date; plus (iii) the Seller’s share of accrued interest on all Transferred Participated Loans that are Contractually Current Loans at the rate set forth in the related Participation Agreement from and including the date immediately following the related Interest-Paid-Through Date through and including the Closing Date; plus (iv) aggregate Accrued Servicing Fees on all Secondary Market Participation Loans that are Contractually Current Loans; plus (v) the Interim Servicing Fee; minus (vi) any Prepaid Interest.

“CIT Bank Purchased Assets” has the meaning set forth in Section 2.01(b).

“CIT Bank Purchase Price Objection Deadline” has the meaning set forth in Section 2.06(d).

“CIT Group Agreement” has the meaning set forth in the Recitals.

“CIT Group Primary Sellers” has the meaning set forth in the Recitals.

“CIT Group Sellers” has the meaning set forth in the Recitals.

“CIT Small Business” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 3.01(c).

“Closing Date” has the meaning set forth in Section 3.01(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral given from time to time to secure payment and performance of the obligations under the Transferred Loans, including, without limitation, real property, machinery, equipment and other personal property, fixtures, promissory notes, cash and other monies, including escrow and suspense accounts, proceeds of insurance (including, for the avoidance of doubt, flood insurance) and real property, stock certificates, bonds and certificates of deposit.

“Colson” means Colson Services Corp., the fiscal transfer agent with respect to the Secondary Market Participation Loans.

“Colson Report” means a report from Colson that lists the following information with respect to Transferred Loans that constitute Secondary Market Participation Loans as of the Cut-Off Time: the SBA loan number and the registered holder of the guaranteed portion of each such Secondary Market Participation Loan as those terms appear on each Secondary Market Participation Guaranty Agreement.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 11, 2013, between Waterfall Asset Management LLC and CIT Group Inc.

“Confidential Information Memorandum” means the CIT Group Inc. Confidential Information Memorandum, Small Business Lending Acquisition Opportunity, dated January 3, 2013.

“Confidentiality Agreement Expiration Date” has the meaning set forth in Section 6.04(a).

“Consenting Person” has the meaning set forth in Section 6.18(a).

“Contractually Current Loan” means each Transferred Loan with respect to which payments of each of principal and interest are less than thirty (30) days past due as of the Cut-Off Time.

“Cortland” means Cortland Capital Market Services.

“Custodial Agreement” means that certain Bailee Letter Agreement executed simultaneously herewith among Buyers, the CIT Group Primary Sellers and Custodian, a copy of which is attached to the CIT Group Agreement as Exhibit F.

“Custodian” means The Bank of New York Mellon Trust Company, N.A. or another party designated by the Buyers and reasonably acceptable to CIT Group Primary Sellers.

“Cut-Off Time” means 11:59 p.m. New York City time on the last day of the month in which the SBA Approval is received.

“Data Tape” means a data storage disk produced by Seller from its management information system setting forth, with respect to the Transferred Loans, the information required by Section 4.04(f) as of the Cut-Off Time.

“Drop Dead Date” means March 20, 2014.

“Estimated CIT Bank Purchase Price” has the meaning set forth in Section 2.06(a).

“Estimated CIT Bank Purchase Price Statement” has the meaning set forth in Section 2.06(a).

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Environmental Law” means any Law relating to pollution or protection of the environment or health and safety (as such relate to exposure to hazardous materials), including the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Material.

“Final CIT Bank Purchase Price” means the purchase price to be paid by Buyers to Seller hereunder (as finally determined pursuant to Section 2.06(d) or (e), as applicable, after taking into account any adjustments required pursuant to Section 6.18(b)).

“Final CIT Bank Purchase Price Statement” has the meaning set forth in Section 2.05(d) or Section 2.06(e), as applicable.

“FIRPTA Certificate” has the meaning set forth in Section 7.02(b)(v).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Seller Representations” has the meaning set forth in Article IV.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award, issued or entered by or with any Governmental Authority.

“Hazardous Material” means any substance, the presence of which (a) requires reporting, investigation or remediation under any environmental requirements; (b) causes or threatens to cause a nuisance on any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Collateral or any adjacent property; or (c) which, if it emanated or migrated from the Collateral could constitute a trespass.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) copyrights and works of authorship, including all applications, registrations, extensions, reversions and renewals related thereto; (b) trade secrets, inventions (to the extent not disclosed in published patent applications), methods, processes, formulae, algorithms, models and know-how and other information meeting the definition of a trade secret under the Uniform Trade Secrets Act; (c) patents and patent applications, including any and all continuations, continuations-in-part, divisionals, reissuances, renewals, extensions and reexaminations related thereto; and (d) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, other than websites and internet domain name registrations.

“Interest-Paid-Through-Date” means with respect to any Transferred Loan, the last date through which interest has been paid on such Transferred Loan as of the Cut-Off Time as reflected on the Data Tape.

“Interim Servicing Fee” means an amount per day equal to 1/360th of 0.40% of the aggregate Unpaid Principal Balance of the Transferred CIT Bank 504 Loans and the Transferred CIT Bank Commercial Loans from and including the date immediately following the Cut-Off Time through and including the Closing Date.

“IP Representations” has the meaning set forth in Article IV.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(a) of the Seller Disclosure Schedule.

“Knowledge of Buyers” or “Buyers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(b) of the Buyer Disclosure Schedule.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Legal Proceedings” has the meaning set forth in Section 4.09(a).

“Lender Commitment” means any obligation of a holder of a Transferred Interest to fund loans or make advances or issue letters of credit to or for the benefit of any Obligor, or any other funding liability, in each case pursuant to any related Transferred Loan Document.

“Loan File” means, with respect to any Transferred Whole Loan or Transferred Participated Loan, the Whole Loan File relating to such Transferred Whole Loan or Transferred Participated Loan.

“Loan Level Representations” has the meaning set forth in Article IV.

“Loan Related Encumbrances” means, with respect to any Transferred Interest, any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind created by Seller or any of its Affiliates on such Transferred Interest; (b) purchase, option, call or put agreement or arrangement affecting such Transferred Interest; (c) subordinated agreement or arrangement other than as specified in the Transferred Loan Documents; (d) prior sale, transfer, assignment or participation by Seller of such Transferred Interest; or (e) agreement or arrangement to create or effect any of the foregoing.

“Loan Schedule” means the list of Transferred Interests set forth in Section 1.01(c) of the Seller Disclosure Schedule.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees other than any losses, damages, liabilities, costs or expenses resulting in an adjustment to the purchase price pursuant to Section 2.06(f) hereof or Section 2.07 of the CIT Group Agreement.

“Lost Note Affidavit” means, with respect to any Transferred Interest, a lost note affidavit and agreement in the form attached as Exhibit A-3 to the CIT Group Agreement, delivered by Seller to any Buyer pursuant to this Agreement or the CIT Group Agreement.

“Material Adverse Effect” means any material adverse effect on (a) the CIT Bank Purchased Assets, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred, or would be reasonably expected to occur, the following shall be disregarded: (i) any changes or conditions in the United States or foreign economies or securities or financial markets in general; (ii) changes or conditions generally affecting the SBA Loan Industry; (iii) any change or circumstance resulting from an action required or permitted by this Agreement; (iv) any changes (or proposed or prospective changes) in applicable Laws (including the Small Business Act or the Small Business Investment Act) or accounting rules, including GAAP; (v) any change or circumstance resulting from the announcement of this Agreement or the identity of either Buyer; or (vi) conditions caused by acts of terrorism or war (whether or not declared) or any man-made disaster or acts of God.

“Material Transferred Loan” means any Transferred Loan underlying a Transferred Interest if such Transferred Interest has an Unpaid Principal Balance, as of the date of determination, of five hundred thousand dollars ($500,000) or more.

“Mortgage” means each mortgage, deed of trust, assignment of leases and rents, or other security document or title retention agreement which creates a lien on or interest in Mortgaged Commercial Property on behalf of the Seller as mortgagee, or a trustee on behalf of the Seller as mortgagee or beneficiary.

“Mortgaged Commercial Property” means, with respect to any Transferred Loan that is secured by commercial real property, the commercial real property and personal property, which is subject to the lien, encumbrance or security interest of the related Mortgage, including, without limitation, all land and the improvements, fixtures and equipment thereon.

“Non-Transferred Loans” shall mean any SBA 7(a) Loan or other interest originated or acquired by Seller prior to the Closing Date that is not on the Loan Schedule.

“Note” means, with respect to each Transferred Loan, the promissory note or notes evidencing such Transferred Loan.

“Obligor” means, with respect to each Transferred Loan, the borrower under such Transferred Loan, or any other party to or with respect to such Transferred Loan with a payment obligation thereunder, and shall include any guarantor or any other party with a payment obligation with respect to such Transferred Loan (other than the SBA).

“Origination Commitment Letter” means, with respect to any Transferred CIT Bank Commercial Loan or Transferred CIT Bank 504 Loan, the commitment letter issued by the lender in connection with the origination of such Transferred CIT Bank Commercial Loan or Transferred CIT Bank 504 Loan, as amended or modified prior to the date hereof or as permitted or contemplated by Section 6.01 hereof and subject to any waivers granted by the lender to the terms thereof prior to the date hereof or as permitted or contemplated by Section 6.01 hereof.

“Participant” means any Person (other than Seller) holding a participation interest in any Transferred CIT Bank 7(a) Loan.

“Participated Loan” means any Transferred Loan in which Seller sold a participating interest to a Third Party that constitutes less than one hundred percent (100%) of the interests of the lenders in and to the Transferred Loan.

“Participation Agreement” means, with respect to any Transferred Loan, any agreement or other document pursuant to which a Third Party acquired a participating interest in a Transferred Loan from Seller.

“Payments” has the meaning set forth in Section 2.04(b)(i).

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Designee” has the meaning set forth in Section 10.07.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable and liens related to or arising out of past due taxes payable by an Obligor; (b) mechanics’, carriers’,

workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (e) other imperfections of title or Encumbrances, if any, that have not had, and would not be reasonably expected to have, a material adverse effect on the value of the Transferred Loans or the related Collateral.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Prepaid Interest” has the meaning set forth in Section 2.04(b)(i).

“Phase II Closing” has the meaning given to such term in the CIT Group Agreement.

“Phase II Closing Date” has the meaning given to such term in the CIT Group Agreement.

“Property Holdings” has the meaning set forth in the Recitals.

“Proposed Final CIT Bank Purchase Price” has the meaning set forth in Section 2.06(c).

“Proposed Final CIT Bank Purchase Price Statement” has the meaning set forth in Section 2.06(c).

“RCRA” has the meaning set forth in Section 4.07(a).

“ReadyCap” has the meaning set forth in the preamble.

“REO Property” means any real property owned, directly or indirectly, by Seller as of the Cut-Off Time and acquired through a foreclosure of a Transferred Loan.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person, including, in the case of Buyers, any Permitted Designees.

“Required Consents” has the meaning set forth in Section 6.18(a).

“SBA” means the U.S. Small Business Administration.

“SBA 504 Loans” has the meaning set forth in the Recitals.

“SBA 7(a) Loans” has the meaning set forth in the Recitals.

“SBA Approval” has the meaning set forth in Section 7.01(b)(ii).

“SBA Guaranty” means the guaranty of a certain percentage of a Transferred CIT Bank 7(a) Loan as evidenced by an SBA Loan Authorization.

“SBA Loan Authorization” means, the SBA’s agreement stating the terms upon which the SBA agrees to provide a guarantee with respect to a Transferred CIT Bank 7(a) Loan, addressed to Seller and executed by, among other parties, the SBA (or, where permitted, by Seller on behalf of the SBA) and Seller (where required), together with all amendments thereto and waivers thereof prior to the Closing Date.

“SBA Loan Industry” means the business of originating and servicing SBA 7(a) Loans and/or SBA 504 Loans.

“Secondary Market Participation Guaranty Agreement” means a Secondary Market Participation Guaranty Agreement (SBA Form 1086, or any agreement on SBA Form 1084 or SBA Form 1088).

“Secondary Market Participation Loans” means those Transferred Loans the guaranteed portion of which has been sold by Seller in the secondary market as of the Cut-Off Time.

“Security Documents” means, with respect to each Transferred Loan, all the security agreements, UCC financing statements, pledge agreements, Mortgages, collateral assignments, guaranties, insurance loss payable endorsements, collateral assignments of life insurance policy proceeds and/or insurance policies and all other agreements, documents and instruments which evidence or constitute security for the payment and performance of the obligations under the related Notes.

“Seller” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(b)(iv).

“Seller Confidential Information” has the meaning set forth in Section 6.04(a).

“Seller Disclosure Schedule” means the disclosure schedule delivered by Seller concurrently with the execution and delivery of this Agreement and attached as Schedule 4 hereto.

“Seller Indemnified Parties” has the meaning set forth in Section 8.03. “Serviced Loan” means any Transferred Participated Loan with respect to which Seller acts as servicer for the benefit of a Participant under any Participation Agreement.

“Servicer” means with respect to any Transferred Loan or Serviced Loan, CIT Bank, in its capacity as servicer or subservicer with respect to such Transferred Loan or Serviced Loan, as applicable.

“Servicing” and the related term “Service” have the meaning set forth in Section 6.01.

“Servicing-Released Basis” means the method or basis for the sale of the Transferred Interests whereby all of the Seller’s rights, obligations, liabilities, and responsibilities in connection with the Servicing of the underlying Transferred Loans for the period from and after the Servicing Transfer Time are released, relinquished, sold, transferred, conveyed and assigned by the Seller to Buyers or their designee hereunder.

“Servicing Transfer Time” has the meaning set forth in Section 6.14(b).

“Small Business Act” means the Small Business Act, 15 U.S.C. §631, as amended.

“Small Business Investment Act” means the Small Business Investment Act of 1958, 15 U.S.C. §681 et seq., as amended.

“Software License Agreement” has the meaning set forth in Section 3.02(b)(ii).

“Straddle Period” has the meaning set forth in Section 6.11.

“Straddle Period Taxes” has the meaning set forth in Section 6.11.

“Submissions” has the meaning set forth in Section 6.05(b).

“Survival Period” means, (a) with respect to the Seller representations and warranties in Section 4.11, the period that ends upon the expiration of the applicable statute of limitations, (b) with respect to representations and warranties contained in Section 4.01, Section 4.02, Section 5.01 and Section 5.02, an indefinite period, and (c) with respect to the Loan Level Representations relating to the Transferred Interests, the IP Representations and the General Seller Representations (other than those contained in Section 4.01 and Section 4.02), and all representations and warranties of Buyers herein, the period that ends six months after the Closing Date.

“Sutherland” has the meaning set forth in the preamble.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, value added, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security, disability, estimated, alternative or add-on minimum, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party” means a Person other than a party hereto or any Affiliate of a party hereto.

“Transaction Documents” means this Agreement the Assignment and Assumption Agreement, the Software License Agreement, any Lost Note Affidavit delivered by Seller pursuant to this Agreement and the other agreements, instruments and documents required to be delivered by the parties hereto at the Closing.

“Transferred CIT Bank 504 Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred CIT Bank 7(a) Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred CIT Bank Commercial Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred Interest” means all rights and interests of Seller in, to, and under a Transferred Loan.

“Transferred Loan Documents” means, with respect to each Transferred Loan, the Note, any related SBA Loan Authorization (including the SBA Guaranty provided thereunder) or credit or loan agreement, any related Secondary Market Participation Guaranty Agreements, any related Participation Agreements and any related Mortgage, security agreement, collateral assignment or SBA Guaranty on SBA Form 148 or 148L.

“Transferred Loans” means the Transferred CIT Bank 504 Loans, the Transferred CIT Bank 7(a) Loans and the Transferred CIT Bank Commercial Loans.

“Transferred Participated Interest” means a Transferred Interest that constitutes Seller’s interest in a Participated Loan.

“Transferred Participated Loans” means all Transferred Loans that constitute Participated Loans.

“Transferred Unpaid Principal Balance” means with respect to each Secondary Market Participation Loan, the portion of such Secondary Market Participation Loan that was sold by Seller in the secondary market, as reflected on the Colson Report.

“Transferred Whole Loan” means a Transferred Loan that constitutes a Whole Loan.

“Transition Services Agreement” has the meaning given to such term in the CIT Group Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or, when the laws of another jurisdiction govern the perfection or enforcement of any lien, the Uniform Commercial Code of such jurisdiction.

“Unpaid Principal Balance” means (a) with respect to any Transferred Interest that represents (directly or indirectly) 100% of the interests of the lender(s) in and to the related Transferred Loan, the unpaid principal balance of such Transferred Loan, and (b) with respect to any Transferred Interest that represents (directly or indirectly) less than 100% of the interests of the lender(s) in and to the related Transferred Loan, the unpaid principal balance of the interest of the Seller in and to such Transferred Loan.

“Whole Loan” means a Transferred Loan underlying a Transferred Interest that represents 100% of the interests of the lender(s) in and to the related Transferred Whole Loan.

“Loan File” means, with respect to each Transferred Loan, (a) an original Note (or lost note affidavit or similar instrument) in each case if in the possession of Seller, (b) an allonge to each applicable Note delivered in respect of any Transferred Interest pursuant to which Seller is in possession of a Note that has not been cancelled, duly executed by Seller, (c) all originals (if in Seller’s possession) or copies of all other Transferred Loan Documents in the possession of Seller, (d) evidence of the submission of the related UCC financing statements for filing in the appropriate filing office and, within ninety (90) days of the related Transferred Loan Document being executed, a file stamped copy of the related UCC financing statement, and (e) any additional documents relating to such Transferred Loan, including correspondence with Obligors, reports, books, records and financial statements, surveys, physical inspection reports and appraisals prepared by third parties, good standing certificates and legal opinions prepared by counsel for any Obligor, in each case to the extent in the possession of Seller.

ARTICLE II

PURCHASE AND SALE

Section 2.01                             Purchase and Sale of Assets.

(a)                                 [Reserved].

(b)                                 Purchase and Sale of Transferred Loans. Upon the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Applicable Buyer, and the Applicable Buyer shall purchase from the Seller, free and clear of all Encumbrances, other than Permitted Encumbrances all of Seller’s right, title and interest in, to and under the following assets, properties and rights of Seller (together with the database information relating to the Transferred Loans to be delivered pursuant to and in accordance with the Transition Services Agreement, collectively, the “CIT Bank Purchased Assets”):

(i)                     the SBA 7(a) Loans identified on the Loan Schedule (the “Transferred CIT Bank 7(a) Loans”), the SBA 504 Loans identified on the Loan Schedule (the “Transferred CIT Bank 504 Loans”) and the other commercial loans identified on the Loan Schedule (the “Transferred CIT Bank Commercial Loans”), in each case to the extent outstanding on the Closing Date, (together with related Servicing rights of the Seller pursuant to the relevant Transferred Loan Documents and the Seller’s interest in any Collateral securing such Transferred Loans as of the Cut-Off Time);

(ii)                  the Loan Files for all Transferred Loans; and

(iii)               all of the Seller’s causes of action, judgments, and claims or demands of whatever kind or description (other than those that relate to CIT Bank Excluded Liabilities) against the SBA or an Obligor, arising under a Transferred Loan

Document or otherwise relating to a Transferred Loan; provided, however, that, if the CIT Group Primary Sellers are required to indemnify any Buyer Indemnified Party for any Loss pursuant to Article VIII of the CIT Group Agreement, Seller reserves and retains the right to assert any and all causes of action, claims or demands relating to such Loss and to obtain and retain the proceeds or other benefits of any related judgments or settlements thereof up to the amount that the CIT Group Primary Sellers are required to indemnify the Buyer Indemnified Parties with respect to such Loss pursuant to Article VIII of the CIT Group Agreement; and

(iv)                     any REO Property relating to any Transferred Loan.

Section 2.02                   Assumed Liabilities.

(a)                          [Reserved].

(b)                          Upon the terms and subject to the conditions set forth herein, effective from and after the Closing, Buyers agree, jointly and severally, to assume and to pay, perform and discharge when due only the following liabilities and obligations relating to the CIT Bank Purchased Assets (collectively, the “CIT Bank Assumed Liabilities”):

(i)                               all liabilities and obligations arising under or relating to the Transferred Loan Documents or otherwise relating to the Transferred Interests including, for the avoidance of doubt, all obligations and liabilities related to Lender Commitments from and after the Cut-Off Time, all liabilities and obligations arising under or relating to any other agreements or instruments included in the CIT Bank Purchased Assets and all liabilities and obligations otherwise relating to the CIT Bank Purchased Assets;

(ii)                            all liabilities and obligations for (i) Taxes of the Seller and its Affiliates related to the CIT Bank Purchased Assets (other than the Transferred Loans) or the CIT Bank Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Closing Date, (ii) Taxes related to the Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Cut-Off Time, (iii) Taxes relating to the CIT Bank Purchased Assets for which the Buyers are liable pursuant to Section 6.10 and (iii) Straddle Period Taxes relating to the CIT Bank Purchased Assets for which the Buyers are liable pursuant to Section 6.11; and

(iii)                         subject to the CIT Group Primary Sellers’ indemnity obligations set forth in Section 8.02(d) of the CIT Group Agreement as limited by Section 8.04 of the CIT Group Agreement, all liabilities and obligations to the SBA for or in respect of reimbursement of amounts paid by the SBA to the Seller or any of its Affiliates or Representatives or to Buyers or any of their Affiliates or Representatives under any SBA Guaranty or to any registered holder under any Secondary Market Participation Guaranty Agreement in connection with a Transferred CIT Bank 7(a) Loan, including interest on any such amounts and any costs incurred by the Seller or its Affiliates or Representatives or Buyers or their Affiliates or Representatives in connection with any settlement or proceeding related thereto.

Section 2.03                  Excluded Liabilities. Except for the CIT Bank Assumed Liabilities, the Buyers shall not assume, and neither of the Buyers nor any of their Affiliates shall be deemed to have assumed, any other liabilities of the Seller or any of its Affiliates (collectively, the “CIT Bank Excluded Liabilities”). CIT Bank Excluded Liabilities shall include every liability of the Seller other than the CIT Bank Assumed Liabilities, including the following:

(a)                                 [Reserved];

(b)                                 [Reserved];

(c)                                  all liabilities and obligations for any income or franchise Taxes that are imposed on the income or the gain realized by the Seller on the sale of the CIT Bank Purchased Assets pursuant to this Agreement;

(d)                                 all liabilities and obligations for (i) Taxes of the Seller and its Affiliates relating to the CIT Bank Purchased Assets (other than the Transferred Loans) or the CIT Bank Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof ending on or prior to the Closing Date, (ii) Taxes of the Seller and its Affiliates related to the Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof ending before the Cut-Off Time, and (iii) Straddle Period Taxes relating to the CIT Bank Purchased Assets for which the Seller is liable pursuant to Section 6.11;

(e)                                  [Reserved];

(f)                                   Taxes of the Seller and its Affiliates that do not relate to the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities;

(g)                                  [Reserved]; and

(h)                                 all liabilities of the Seller relating to the Non-Transferred Loans.

Section 2.04                             Cut-Off Time; Post Cut-Off Time Payments

(a)                                 [Reserved].

(b)                                 Cut-Off Time. For the avoidance of doubt, notwithstanding anything herein to the contrary:

(i)                     With respect to each Transferred Interest, the Seller shall be entitled to all payments of principal (including repayments) and interest and all fees, charges, recoveries, reimbursements of Servicing expenses and other amounts (collectively, “Payments”) that are received by Seller prior to the Cut-Off Time on account of or in respect of such Transferred Interest, except for any interest on any Transferred Loan that is a Contractually Current Loan related to the time period after the related Interest-Paid-Through Date that has been prepaid by the related Obligor prior to the Closing Date and that has not been applied to reduce the Unpaid Principal Balance of such Transferred Interest as of the Cut-Off Time (any such amounts, collectively, “Prepaid Interest”). For the avoidance of doubt, if a payment is made prior to the Cut-Off Time and applied to interest on a Transferred

Loan and such advance payment relates in part to a period of time prior to the Cut-Off Time and in part to a period after the Cut-Off Time, for purposes of this Agreement, the payment will be deemed to be first applied to the period up to the Cut-Off Time and the Interest-Paid-Through-Date on such Transferred Loan will be advanced to the Cut-Off Time and any remaining amount of such payment related to the period after the Cut-Off Time will be considered Prepaid Interest.

(ii)                                  Buyers shall not be liable to reimburse the Seller for any negative balances in any escrow or suspense accounts relating to any Transferred Loans as of the Cut-Off Time.

(iii)                               The Seller shall be responsible for any servicing advances made with respect to the Transferred Loans prior to the Cut-Off Time, and shall promptly pay all invoices for out-of-pocket costs incurred by the Seller for services rendered prior to the Cut-Off Time, in each case in connection with Servicing of the Transferred Loans.

(iv)                              Buyers shall be responsible for, and shall promptly (but in no event later than ten (10) Business Days after the Closing Date) reimburse the Seller for, all out-of-pocket costs incurred by the Seller for services rendered between the Cut-Off Time and the Closing Date and all servicing advances made by the Seller between the Cut-Off Time and the Closing Date, in each case in connection with Servicing of the Transferred Loans.

(c)                                 Post Cut-Off Time Payments.

(i)                                     The Buyers shall be entitled to all Payments (other than Prepaid Interest, which is addressed in clause (iv) below) that are received by the Seller or Buyers after the Cut-Off Time on account of or in respect of the Transferred Loans. Any amounts described in this Section 2.04(c)(i) that are received by the Seller on or prior to the Closing Date shall be held by the Seller in trust for the benefit of Buyers and shall be transferred to Buyers no later than ten (10) Business Days after the Closing Date; provided, however, that if any such amounts are transferred to Buyers in error (due to receipt by the Seller of an NSF check or otherwise), then Buyers shall promptly, but in no event later than five (5) Business Days after notice from Seller, return such amounts to the Seller.

(ii)                                  Any amounts described in Section 2.04(c)(i) that are received by the Seller after the Closing Date shall be held by the Seller in trust for the benefit of Buyers and promptly transferred to Buyers, but in no event later than ten (10) Business Days after receipt thereof.

(iii)                               [Reserved].

(iv)                              Any Prepaid Interest received by the Seller prior to the Closing Date shall belong to Buyers and, instead of being physically transferred from the Seller to Buyers, be credited against the CIT Bank Purchase Price pursuant to the definition thereof.

Section 2.05                  [Reserved].

Section 2.06                  Purchase Price.

(a)                         No later than 5:00 p.m. New York City time on the third (3rd) Business Day following the Cut-Off Time, Seller shall provide to Buyers a statement (the “Estimated CIT Bank Purchase Price Statement”) setting forth Seller’s good faith estimate of the CIT Bank Purchase Price (the “Estimated CIT Bank Purchase Price”), along with reasonably detailed supporting calculations (with a copy of the Data Tape attached).

(b)                         At the Closing the Buyers shall pay to the Seller, by wire transfer of immediately available funds to such account or accounts as is directed by the Seller, an amount equal to the Estimated CIT Bank Purchase Price.

(c)                          No later than forty-five (45) days following the Closing Date, Seller shall provide to Buyers a statement (a “Proposed Final CIT Bank Purchase Price Statement”) setting forth Seller’s calculation of the actual CIT Bank Purchase Price (the “Proposed Final CIT Bank Purchase Price”). Seller shall afford Buyers and their representatives the opportunity to review all books and records, facilities, personnel and any other information or documentation used by Seller in preparing the Proposed Final CIT Bank Purchase Price Statement.

(d)                         The Proposed Final CIT Bank Purchase Price Statement delivered by Seller pursuant to Section 2.06(c) shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Seller and Buyers, and shall conclusively establish the CIT Bank Purchase Price and such Proposed Final CIT Bank Purchase Price Statement shall be the “Final CIT Bank Purchase Price Statement” unless no later than 5:00 p.m. New York City time on the date that is forty-five (45) days after receipt by Buyers of the Proposed Final CIT Bank Purchase Price Statement (the “CIT Bank Purchase Price Objection Deadline”), Buyers shall notify Seller in writing of their disagreement with the accuracy of any amount included therein or any amount omitted therefrom, setting forth in reasonable detail the basis of its objections and, if practical, the U.S. dollar amount of each objection (a “CIT Bank Buyer Objection”). Buyers agree that, notwithstanding anything in this Agreement to the contrary, the sole and exclusive remedy of Buyers and their Affiliates and their respective Representatives for any errors in the components of the CIT Bank Purchase Price (or the calculation thereof) shall be to dispute the calculation of the Proposed Final CIT Bank Purchase Price pursuant to and in accordance with Section 2.06(e).

(e)                          If such a CIT Bank Buyer Objection is received prior to the CIT Bank Purchase Price Objection Deadline, Seller and Buyers shall, for a period of fifteen (15) days thereafter, negotiate in good faith to resolve any matters contained therein in accordance with Section 2.06(d). If Seller and Buyers have not agreed on the CIT Bank Purchase Price within fifteen (15) days after delivery of such CIT Bank Buyer Objection, then the items subject to disagreement in such CIT Bank Buyer Objection shall be determined by the Accountant. At the time of submission of such CIT Bank Buyer Objection to the Accountant, Seller and Buyers shall each submit a written statement setting forth in such detail as they deem appropriate their respective positions with respect to only the disputed matters set forth in the CIT Bank Buyer

Objection. There will be no ex parte communications between Seller or Buyers and the Accountant relating to the CIT Bank Buyer Objection, other than written answers by the Buyers and the Seller to written questions from the Accountant. All written communications to or from the Accountant and Buyers or Seller will be delivered simultaneously to the other parties. In determining the accuracy of any amount included in the Proposed Final CIT Bank Purchase Price Statement or whether any amounts were omitted therefrom, the Accountant (i) shall be bound by the relevant provisions of this Agreement, (ii) shall review only those disputed matters submitted for resolution by the Buyers and the Seller in accordance with this Section 2.06(e) and the other relevant provisions of this Agreement and shall choose between the positions submitted by Seller and Buyers, and (iii) shall base its review solely on the written statements prepared by the Buyers and the Seller and supporting documents provided by the Buyers and the Seller and the responses to any written questions from the Accountant. The decision of the Accountant shall not be based on an independent examination or audit of the financial or accounting records of Seller or legal discovery process. The determination of the Accountant with respect to the disputed items on the Proposed Final CIT Bank Purchase Price Statement shall be applied to the Proposed Final CIT Bank Purchase Price Statement, and such statement, as so amended, shall be the “Final CIT Bank Purchase Price Statement” and shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Seller and Buyers, and shall conclusively establish the Final CIT Bank Purchase Price. The Accountant shall be requested to render its determination and report to Buyers and the Seller in writing specifying the reasons for its determination in reasonable detail as soon as practicable, but not later than thirty (30) calendar days, after the referral of the CIT Bank Buyer Objection to the Accountant. The fees of the Accountant shall be divided equally between Buyers and the Seller.

(f)                           Not later than the 1:00 p.m. New York City time on the fifth (5th) Business Day following the date on which the Final CIT Bank Purchase Price is determined pursuant to Section 2.06(d) or Section 2.06(e):

(i)                             If the Final CIT Bank Purchase Price is greater than the Estimated CIT Bank Purchase Price, Buyers shall pay to the Seller an amount equal to: (1) the Final CIT Bank Purchase Price, minus (2) the Estimated CIT Bank Purchase Price, by wire transfer of immediately available funds to such account as is directed by Seller.

(ii)                          If the Final CIT Bank Purchase Price is less than the Estimated CIT Bank Purchase Price, Seller shall pay to Buyers an amount equal to: (1) the Estimated CIT Bank Purchase Price, minus (2) the Final CIT Bank Purchase Price, by wire transfer of immediately available funds to such account as is directed by Buyers.

Section 2.07                  [Reserved].

Section 2.08                  Allocation of Purchase Price. Within sixty (60) days after the date as of which the Final CIT Bank Purchase Price has been determined, Seller shall deliver to Buyers a schedule allocating the Final CIT Bank Purchase Price (including any CIT Bank Assumed Liabilities treated as consideration for the CIT Bank Purchased Assets for Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with the principles of Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyers notify Seller in writing that Buyers object to one or more items reflected in the Allocation

Schedule no later than 5:00 p.m. New York City time on the date that is sixty (60) days after delivery of the Allocation Schedule to Buyers. In the event of any such objection, Seller and Buyers shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyers are unable to resolve any dispute with respect to the Allocation Schedule within ten (10) days after the receipt by Seller of Buyers’ objections, such dispute shall be resolved by the Accountant. The Accountant shall be requested by the parties to render a decision within ten (10) days after receipt of notification of the dispute and such decision will be final and binding on each of the parties. The fees and expenses of the Accountant shall be borne equally by Seller and Buyers. Seller and Buyers agree to pay all Taxes and file all their respective federal, state and local Tax Returns in accordance with the Allocation Schedule as finally determined pursuant to this Section 2.08 and to take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings), unless, and then only to the extent, required by a “determination” (within the meaning of Section 1313(a)(1) or 1313(a)(2) of the Code or analogous provision of state or local income tax law). Any adjustment to the Final CIT Bank Purchase Price pursuant to the CIT Group Agreement shall be allocated among the CIT Bank Purchased Assets in a manner consistent with this Section 2.08 by reference to the item or items to which such adjustment is attributable.

ARTICLE III

CLOSING

Section 3.01                  Time and Location of Closing.

(a)                         [Reserved].

(b)                         [Reserved].

(c)                          Subject to the terms and conditions of this Agreement, the purchase and sale of the CIT Bank Purchased Assets and the assumption of the CIT Bank Assumed Liabilities (the “Closing”) shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281, on the fifth (5th) Business Day after the Seller delivers to the Buyers the Estimated CIT Bank Purchase Price Statement so long as all of the other conditions to the Closing set forth in Article VII hereof and Article VII of the CIT Group Agreement are either satisfied or waived by such day (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyers may mutually agree upon in writing provided, however, that if all of the conditions to the Closing set forth in Article VII hereof and Article VII of the CIT Group Agreement are not satisfied or waived on or prior to such fifth (5th) Business Day (other than conditions which, by their nature, are to be satisfied on the Closing Date), then the Closing shall occur on the date that is two (2) Business Days after all of such conditions are satisfied or waived. The date on which the Closing is to occur is herein referred to as the “Closing Date”. The Closing shall be deemed to be effective as of 11:59 p.m. New York City time on the Closing Date.

Section 3.02                  Closing Deliverables.

(a)                        [Reserved].

(b)                         Closing. At the Closing, Seller shall deliver to Buyers the following:

(i)                                  an assignment and assumption agreement in the form of Exhibit B hereto relating to the CIT Bank Purchased Assets and the CIT Bank Assumed Liabilities duly executed by Seller and acceptable to the SBA (the “Assignment and Assumption Agreement”);

(ii)                               a Software License Agreement in the form of Exhibit C hereto (the “Software License Agreement”) duly executed by Seller;

(iii)                           [Reserved];

(iv)                          [Reserved];

(v)                             [Reserved];

(vi)                          a Seller Closing Certificate;

(vii)                       a FIRPTA Certificate;

(viii)                     a power of attorney substantially in the form attached hereto as Exhibit E authorizing Buyers to file UCC-3 assignments and other similar instruments in the applicable jurisdictions in order to evidence the assignment of the security interests, liens and encumbrances created by the Security Documents relating to the Transferred Loans;

(ix)                           custody of the Loan Files relating to the Transferred Loans pursuant to the Custodial Agreement, it being understood that possession of the Loan Files for all Transferred Loans by the Custodian as of the Closing pursuant to and in accordance with the Custodial Agreement shall fully satisfy Seller’s obligations under this Section 3.02(b)(ix) with respect to the delivery of such Loan Files to the Applicable Buyer;

(x)                              with respect to each Transferred Loan, the following in blank form and in substance acceptable for recording: (a) an original endorsement of the Note from the last endorsee to blank; provided, that any such endorsement may be contained on an allonge, if state law so allows, (b) an original assignment of Mortgage; (c) an original assignment of the assignment of leases and rents (if such item is a document separate from the Mortgage); (d) an original assignment of the UCC-1 financing statement, if any, (e) for any REO Property, an original assignment of the recorded special or limited warranty deed or equivalent instrument in recordable form sufficient under the laws of the jurisdiction in which the related REO Property is located with the Seller, as grantor, and the Applicable Buyer, as grantee and (f) limited power of attorney granting the Applicable Buyer authorization to take certain customary actions on behalf of Seller;

(xi)                           cash in any collateral, suspense, escrow or similar accounts relating to the Transferred Loans or the assignment of such accounts to Buyers and any other Collateral relating to the Transferred Loans not covered by Sections 3.02(b)(i) through (b)(x) above that is in the possession of Seller as of the Closing Date, in each case to the extent that the Unpaid Principal Balance of the relevant Transferred Interest has not been reduced by the amount of such cash or other Collateral or the Interest-Paid-Through-Date has not been affected by the application of such cash or other Collateral at any time prior to the Cut-Off Time (it being understood that any Collateral located on or affixed to any REO Property shall be deemed to have been delivered by the Seller to the Applicable Buyer in satisfaction of this Section 3.02(b) by delivery of the related assignment of the recorded special or limited warranty deed or equivalent instrument pursuant to Section 3.02(b)(x)(e) above); and

(xii)                         a Colson Report;

(xiii)                      a certified copy of duly adopted resolutions of the board of directors of Seller authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Closing; and

(xiv)                     such other documents as may be required to legally transfer and assign the CIT Bank Purchased Assets to Buyers.

(c)                           [Reserved]

(d)                          At the Closing, Buyers shall deliver to Seller the following:

(i)                                 [Reserved];

(ii)                              the Software License Agreement duly executed by Buyers;

(iii)                           the Estimated CIT Bank Purchase Price in accordance with the terms of Section 2.06(b);

(iv)                          the Assignment and Assumption Agreement duly executed by Buyers;

(v)                             a Buyer Closing Certificate;

(vi)                          a certified copy of duly adopted resolutions of the applicable managing body of each Buyer authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Closing; and

(vii)                       such other documents as may be required to legally transfer and assign the CIT Bank Assumed Liabilities to Buyers and for Buyers to assume such CIT Bank Assumed Liabilities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedule, Seller represents and warrants to Buyers that (i) the statements contained in Sections 4.01, 4.02, 4.03, 4.9, 4.11, 4.12, 4.13 and 4.14 of this Article IV (collectively, the “General Seller Representations”) and in Section 4.08 of this Article IV (the “IP Representations”) are true and correct as of the date hereof and as of the Closing Date, and (ii) the statements contained in Sections 4.04, 4.05, 4.06 and 4.07 of this Article IV (the “Loan Level Representations”) with respect to each Transferred Interest (and any underlying Transferred Loan or REO Property) are true and correct with respect to such Transferred Interest (and such underlying Transferred Loan or REO Property) as of the date hereof and as of the Closing Date.

Section 4.01               Organization and Qualification of Seller. Seller is a state-chartered, non-member bank duly organized, validly existing and in good standing under the laws of the State of Utah. Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the ownership or operation of the CIT Bank Purchased Assets or the conduct of Seller’s business relating to the CIT Bank Purchased Assets makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02               Authority of Seller. Seller has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyers) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03               No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the constituent documents of Seller; (b) except as set forth in Section 4.03(b) of the Seller Disclosure Schedule, result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the CIT Bank Purchased Assets; or (c) except as set forth in Section 4.03(c) of the Seller Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Transferred Loan Document. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required in connection with the execution and delivery by Seller of this Agreement or any of the other Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act or as set forth in Section 4.03(c) of the Seller Disclosure Schedule.

Section 4.04                 Transferred Loan Documents; Collateral; Data Tape. With respect to each Transferred Interest:

(a)                           Each Transferred Loan Document related thereto to which the Seller is a party constitutes a valid and binding obligation of the Seller and, to the Knowledge of Seller, is a valid and binding obligation of the other party or parties thereto, except as may be limited by applicable bankruptcy, insolvency, reorganization and similar Laws of general applicability relating to or affecting creditors’ rights or by general principles of equity. Each Transferred Loan Document relating to any Transferred Loan to which the Seller is a party, when taken together with all other documents relating to such Transferred Interest contained in the related Loan File, constitutes the entire agreement between the parties thereto with respect to the subject matter of such Transferred Loan Document.

(b)                           As of the Closing, the Seller will be the sole legal and beneficial owner of and will have good title to such Transferred Interest free and clear of all Loan Related Encumbrances, except for any and all Loan Related Encumbrances created or existing under any credit agreements or other financing arrangements of the Seller or any of its Affiliates which will be released as of or prior to the Closing, and except as set forth in Section 4.04(b) of the Seller Disclosure Schedule.

(c)                            Except as set forth in Section 4.04(c) of the Seller Disclosure Schedule, (i) the Seller is not in default or breach in any material respect under the terms of any Transferred Loan Document related to such Transferred Interest to which such Seller is a party; and (ii) to the Knowledge of Seller, no other party to any Transferred Loan Document related to such Transferred Interest to which Seller is a party is in default or breach in any material respect under the terms of such Transferred Loan Document.

(d)                           To the Knowledge of Seller, the Transferred Loan Documents related to such Transferred Interest to which the Seller is a party, and the obligation of each Obligor thereunder, are not subject to any valid offset, deduction, defense or counterclaim.

(e)                            The Seller has, in the case of real estate Collateral (other than Mortgaged Commercial Property) securing the Transferred Loan underlying such Transferred Interest, a perfected and valid lien and security interest in each item of such real estate Collateral as to which a security interest was purported to be granted under the related Security Documents or, in the case of a Transferred Interest in a Transferred CIT Bank 7(a) Loan, as required by the

SBA Loan Authorization related to such Transferred Interest, with the priority contemplated by such SBA Loan Authorization or Security Documents, as applicable, except for any failure to have such a perfected and valid lien and security interest as would not reasonably be expected to result in a Covered Repair or Denial Action (as defined in the CIT Group Agreement) with respect to a Transferred CIT Bank 7(a) Loan or an inability to enforce the security interest purported to be granted under the related Security Documents with respect to any other Transferred Loan.

(f)                             As of the date of its delivery to Buyers pursuant to Section 2.06(a), the Data Tape will accurately reflect (i) the Unpaid Principal Balance of such Transferred Interest as of the Cut-Off Time, (ii) the portion of such Transferred Interest that was covered by an SBA Guaranty as of the Cut-Off Time, (iii) the amount of any unfunded Lender Commitments applicable to such Transferred Interest, if any, as of the Cut-Off Time, (iv) any applicable escrow and suspense accounts and the balances thereof with respect to such Transferred Interest as of the Cut-Off Time; (v) the rate of interest payable by the Obligor with respect to such Transferred Interest as set forth in the related Note; and (vi) the rate of interest required to be paid by the Seller to Colson with respect to each Secondary Market Participation Loan.

Section 4.05                  Mortgaged Properties. With respect to each Whole Loan underlying a Transferred Interest that is secured by a Mortgaged Commercial Property:

(a)                         The related Transferred Loan Documents require that all buildings upon the Mortgaged Commercial Property are insured, at the mortgagor’s expense, against loss by fire, flood (if necessary under applicable Law), hazards of extended coverage and such other hazards as are commonly insured against in a loan of its type.

(b)                         Except as set forth in Section 4.05(b) of the Seller Disclosure Schedule or as permitted or contemplated pursuant to Section 6.01 hereof between the date hereof and the Closing Date, no such Mortgage has been satisfied, canceled, subordinated or rescinded and no such Mortgaged Commercial Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, other than a partial release that may have occurred that does not materially and adversely affect the related Transferred Interest or the security therefor.

(c)                          To the Knowledge of Seller, each such Mortgaged Commercial Property consists of a fee estate or a leasehold estate in real property, and is improved as a commercial property (or a residence or unimproved lot to the extent required by the SBA Loan Authorization or Origination Commitment Letter).

(d)                         Except as set forth in Section 4.05(d) of the Seller Disclosure Schedule or as permitted or contemplated pursuant to Section 6.01 hereof, between the date hereof and the Closing Date, each such Mortgage is a valid, subsisting and enforceable first priority lien on the related Mortgaged Commercial Property, subject to Permitted Encumbrances and other generally acceptable common exceptions, which do not, in the aggregate, materially and adversely affect the security.

(e)                          Each Transferred Loan underlying such a Transferred Interest is covered by a lender’s title insurance policy issued by a title insurer, insuring the Seller and its assigns, as to the first priority (or other priority as contemplated by Section 4.05(d)) lien of the Mortgage (subject only to those exceptions set forth in such title insurance policy). Except as contemplated by Section 4.05(d) or as otherwise set forth in Section 4.05(e) of the Seller Disclosure Schedule, the Seller (or its assigns) is the sole insured under such lender’s title insurance policy, and the Seller has not done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.

(f)                           To the Knowledge of Seller, (i) there are no mechanics’ or similar liens or claims which have been filed for work, labor or material against the related Mortgaged Commercial Property, and (ii) no rights are outstanding that could give rise to any such lien affecting the related Mortgaged Commercial Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(g)                          Except as set forth in Section 4.05(g) of the Seller Disclosure Schedule, each such Mortgaged Commercial Property is free of damage and, to the Knowledge of Seller, there is no proceeding pending for the total or partial condemnation or taking by eminent domain thereof.

(h)                         Each such Mortgage contains customary and, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and to general equity principles, enforceable provisions, including the right to dispose of the Mortgaged Commercial Property by, (i) in the case of a Mortgage designated as a deed of trust, trustee’s sale, (ii) where permitted by Law, power of sale, and (iii) judicial foreclosure.

(i)                             With respect to each such Mortgage that constitutes a deed of trust, a trustee, duly qualified under the applicable Law to serve as such, has been properly designated and currently so serves and is named in the related Mortgage or has been substituted in accordance with applicable Law.

Section 4.06                  REO Properties.

(a)                         Each REO Property constitutes real property owned by the Seller or an Affiliate thereof, none of which is used in the operation of Seller’s business.

(b)                         Except as set forth in Section 4.06(b)(i) of the Seller Disclosure Schedule, to the Knowledge of Seller, (i) all buildings on the REO Properties will be insured, at all times prior to the Closing, against loss by fire, flood (if necessary under applicable law), hazards of extended coverage and such other hazards as are commonly insured against in a property of such type and (ii) there have been no acts or omissions that would impair the coverage of any such insurance. Except as set forth in Section 4.06(b)(ii) of the Seller Disclosure Schedule, all premiums on any such insurance policies have been paid and Seller has not received a notice of termination or cancellation for such insurance.

(c)                          Each REO Property consists of a fee estate in real property, and is improved as a commercial property (or a residence or an unimproved lot to the extent required by the SBA Loan Authorization or Origination Commitment Letter).

(d)                         To the Knowledge of Seller, as of the date hereof, with respect to each Transferred Interest, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material against any REO Property relating to such Transferred Interest.

(e)                          To the Knowledge of Seller, except as set forth in Section 4.06(e) of the Seller Disclosure Schedule, as of the date hereof, with respect to each Transferred Interest (i) the REO Properties are free of damage that would reasonably be expected to materially and adversely affect the value of such properties or the purpose for which they are used, and (ii) there are no proceedings pending for the total or partial condemnation or taking by eminent domain thereof.

Section 4.07                  Environmental. With respect to each REO Property and each Transferred Loan underlying each Transferred Interest that is secured by a Mortgage or Mortgaged Commercial Property:

(a)                         Except as set forth in Section 4.07(a) of the Seller Disclosure Schedule, to the Knowledge of Seller, no such REO Property or Mortgaged Commercial Property has been contaminated with, exposed to, or is subject to any liability for (i) any Hazardous Materials or any “hazardous substance”, as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.) (“CERCLA”), or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) electromagnetic fields; or (ix) any additional substances or materials which are classified or considered to be hazardous or toxic under environmental requirements or the common law, or any other applicable Laws.

(b)                         Seller has made available to Buyers copies of all material, non-privileged environmental reports, studies, sampling data and memoranda and other material, non-privileged environmental information in its possession relating to any such REO Property or Mortgaged Commercial Property.

(c)                          Seller has not received any written notification from any Governmental Authority of any alleged release of a hazardous substance from any such REO Property or Mortgaged Commercial Property in violation of, or as would result in liability under, applicable Environmental Law, other than a release (i) with respect to which (A) such Governmental Authority has provided written notice to Seller or any of its Affiliates that such release has been remediated to the satisfaction of such Governmental Authority or (B) the required remedial action is being undertaken in the ordinary course by Seller or the related Obligor or mortgagor, or (ii) that would not reasonably be expected to adversely affect, in any material respect, the use, value or marketability of such Mortgaged Commercial Property or REO Property, as the case may be.

(d)                         The representations and warranties set forth in this Section 4.07 are the Seller’s sole and exclusive representations and warranties relating to compliance with Environmental Laws or any releases of Hazardous Materials, hazardous waste, hazardous substances or any other substances identified in this Section 4.07.

Section 4.08                  Intellectual Property. Section 4.08 of the Seller Disclosure Schedule contains a true and complete list of all material Intellectual Property used solely in connection with the Seller’s business relating to the Transferred Loans.

Section 4.09                  Legal Proceedings; Governmental Orders.

(a)                         Except as set forth in Section 4.09(a) of the Seller Disclosure Schedule, (i) as of the date hereof, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller relating to or affecting the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities, (ii) as of the Closing Date, there will be no actions, suits or other legal proceedings (“Legal Proceedings”) pending against Seller which Legal Proceedings are outside the ordinary course of business of the Seller and relate to or affect the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities and (iii) as of the date hereof, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened in writing by Seller relating to or affecting the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities.

(b)                         Except as set forth in Section 4.09(b) of the Seller Disclosure Schedule, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the CIT Bank Purchased Assets.

Section 4.10                  [Reserved].

Section 4.11                  Taxes.

(a)                         Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, the Seller and its Affiliates have filed (taking into account any valid extensions) all material Tax Returns with respect to the CIT Bank Purchased Assets and the CIT Bank Assumed Liabilities required to be filed by the Seller or its Affiliates and have timely paid all Taxes shown thereon as owing. Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, Seller is not currently beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)                         Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 4.12                  Solvency. Immediately after giving effect to the transactions contemplated hereby, Seller shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and

(c) have adequate capital to carry on its business. No transfer of property is being made by Seller with the intent to hinder, delay or defraud either present or future creditors of Buyers or Seller.

Section 4.13                  Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 4.14                  Compliance with Law. Except as set forth in Section 4.14 of the Seller Disclosure Schedule, Seller is and has been in compliance in all material respects with all Laws applicable to Seller’s business relating to the CIT Bank Purchased Assets (including those Laws relating to privacy, record keeping, sanctions compliance, foreign assets control, foreign corrupt practices, possession and handling of classified information or zoning). Seller has not received during the past six (6) years any notice, order, complaint or other communication from any Governmental Authority or any other Person that Seller is not in compliance in all material respects with any such Laws as they apply to Seller’s business relating to the CIT Bank Purchased Assets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYERS

Except as set forth in the Buyer Disclosure Schedule, Buyers jointly and severally represent and warrant to Seller that the statements contained in this Article V are true and correct as of the date hereof and on the Closing Date.

Section 5.01                  Organization and Authority of Buyers. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02                  Authority of Buyers. Each Buyer has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and any other Transaction Document to which such Buyer is a party, the performance by such Buyer of its obligations hereunder and thereunder and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of such Buyer. This Agreement has been duly executed and delivered by each Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which a Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such

Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03                  No Conflicts; Consents. The execution, delivery and performance by each Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of formation or operating agreement of such Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to such Buyer; or (c) except as set forth in Section 5.03 of the Buyer Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which such Buyer is a party, except in the case of clause (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required in connection with the execution and delivery by Buyers of this Agreement and the other Transaction Documents and the consummation by the Buyers of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and as set forth in Section 5.03 of the Buyer Disclosure Schedule.

Section 5.04                  Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyers.

Section 5.05                  [Reserved].

Section 5.06                  Legal Proceedings. Except as set forth in Section 5.06 of the Buyer Disclosure Schedule, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyers’ Knowledge, threatened against or any Buyer or any Affiliate of Buyers that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.07                  Independent Investigation. Buyers have conducted their own independent investigation, review and analysis of the CIT Bank Purchased Assets and CIT Bank Assumed Liabilities, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyers acknowledge and agree that in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers have relied solely upon their own investigation and the express representations and warranties of Seller set forth in this Agreement (including related portions of the Seller Disclosure Schedule).

Section 5.08                  Solvency. Immediately after giving effect to the transactions contemplated hereby, each Buyer will (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; provided, however, that for purposes of the foregoing representation and warranty, Buyers shall be entitled to assume that all representations and warranties of Seller set forth in this Agreement are true and accurate in all respects (without giving effect to any knowledge or materiality qualifiers set forth therein).

ARTICLE VI

COVENANTS

Section 6.01                   Interim Operating Covenant. Between the date hereof and the earlier of Drop Dead Date and the Closing Date, except with the prior written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall service, manage and operate (such actions collectively, “Servicing”) the Transferred Interests (including with respect to any compromise or settlement of claims) and perform Seller’s obligations under the Transferred Loans in the ordinary course of Seller’s business, consistent with Seller’s past practice and commercially prudent Servicing standards and applicable SBA rules and regulations. Without limiting the generality of the foregoing, during such period:

(a)                        Seller shall not, directly or indirectly, take any of the following actions in connection with the Transferred Interests without giving prior written notice to the Buyers:

(i)                                   amend any Transferred Loan Document related to a Material Transferred Loan in any material respect;

(ii)                                release any Collateral that constitutes Mortgaged Commercial Property or other real estate Collateral securing any Material Transferred Loan except to the extent required to do so pursuant to the provisions of the related Transferred Loan Documents or release any Obligor or any other party thereto from liability in connection with any Material Transferred Loan unless such Material Transferred Loan is paid in full;

(iii)                             waive any material right, grant any material consent, or grant any other material concession under any Transferred Loan Document with respect to any Material Transferred Loan, including any subordination of any right of payment or any lien securing any Material Transferred Loan; or

(iv)                            initiate or otherwise take any action with respect to a foreclosure against any Collateral for any Material Transferred Loan or otherwise initiate any actions, suits or other legal proceedings against any Obligor relating to any Transferred Loan, except as permitted or contemplated by this Section 6.01 and except to the extent that such actions are necessary or appropriate in the Seller’s reasonable judgment as a continuation of actions taken prior to the date of this Agreement to protect or preserve the Collateral for such Material Transferred Loan;

(b)                            except as otherwise approved by the Buyers, in advance and in writing, Seller shall not, directly or indirectly, take any action that would constitute a breach of the Software License Agreement if it were in effect at such time.

Under no circumstances will Seller be a fiduciary of Buyers with respect to the Transferred Loans. Seller (as Seller or Servicer) shall not have any liability to Buyers or their Affiliates for deficiencies with regard to Servicing the Transferred Loans provided that Seller Services such Transferred Loans in accordance with Section 6.01(a), except for conduct constituting willful misconduct or fraud. Without limiting the generality of the foregoing, Seller shall not have any liability for actions taken at the request of, or with the prior written consent of, a Buyer, and no such action shall limit in any way the obligation of the Applicable Buyer to purchase the related Transferred Interest or assume the Servicing obligations thereunder pursuant to the terms of this Agreement.

Section 6.02                  Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyers and their Representatives reasonable access to and the right to inspect all of the books and records and other documents and data of the Seller related to the CIT Bank Purchased Assets and the CIT Bank Assumed Liabilities; (b) furnish Buyers and their Representatives with such financial, operating and other data and information of the Seller related to the CIT Bank Purchased Assets and CIT Bank Assumed Liabilities as Buyers or any of their Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyers in their investigation of the CIT Bank Purchased Assets and CIT Bank Assumed Liabilities; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the businesses of the Seller. All requests by Buyers for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Seller or such other individuals as Seller may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyers if such disclosure would, in Seller’s sole discretion: (x) cause significant competitive harm to Seller and its businesses if the transactions contemplated by this Agreement are not consummated; (y) jeopardize any attorney-client or other privilege; or (z) contravene any applicable Law (including any rules or regulations of the SBA relating to confidentiality), fiduciary duty or binding agreement entered into prior to the date of this Agreement.

Section 6.03                  [Reserved].

Section 6.04                  Confidentiality.

(a)                            Confidentiality Obligations of Buyers.

(i)                                   Buyers acknowledge and agree that the Confidentiality Agreement remains in full force and effect on the date hereof and, notwithstanding anything therein to the contrary, shall remain in full force and effect until the third (3rd) anniversary of the Phase II Closing Date (such date, the “Confidentiality Agreement Expiration Date”); provided, however, that the Buyers and Seller acknowledge that from and after the Closing Date, the Confidentiality Agreement shall terminate with respect to Business Confidential

Information transferred to the Buyers on the Closing Date. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.04 shall nonetheless continue in full force and effect until the Confidentiality Agreement Expiration Date.

(ii)                                 Without limiting the provisions of Section 6.04(a)(i), from and after the Closing Date until the Confidentiality Agreement Expiration Date, Buyers shall, and shall cause their Affiliates and their respective Representatives to, keep all Seller Confidential Information strictly confidential and not disclose to any Third Party (other than to Affiliates and Representatives of Buyers for the purposes and subject to the conditions set forth herein) or use any such Seller Confidential Information, except (A) if required pursuant to any Law, regulatory process or stock exchange requirement or if required or reasonably appropriate pursuant to any request from, or audit by, any Governmental Authority, or (B) if required or reasonably appropriate in order to enforce the rights or perform the obligations of the Applicable Buyers under this Agreement and the other Transaction Documents or to enforce the rights or perform the obligations of any other Affiliate of Buyers under the other Transaction Documents. For purposes of this Section 6.04, the term “Seller Confidential Information” shall mean any confidential or proprietary information of Seller or its Affiliates provided to the Applicable Buyers in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby, whether on or after the date of this Agreement. Notwithstanding the foregoing, “Seller Confidential Information” does not include (x) information that is or becomes generally available to the public other than as a result (directly or indirectly) of a disclosure or other action by the Applicable Buyers or any of their Affiliates or Representatives, (y) information that was within the possession of the Applicable Buyers or their respective Affiliates or Representatives on a non-confidential basis prior to its being provided to the Applicable Buyers or their respective Affiliates or Representatives by or on behalf of Seller or its Affiliates or Representatives, and (z) information that becomes available to the Applicable Buyers or their respective Affiliates or Representatives on a non-confidential basis from a source other than Seller or its Affiliates or Representatives, which source is not known to, after due inquiry, the Applicable Buyers to be prohibited from disclosing such information on a non-confidential basis by any legal, contractual or fiduciary obligation.

(b)                             Notwithstanding anything to the contrary contained in this Agreement or in the Confidentiality Agreement, Buyers shall be permitted to disclose information regarding the transactions contemplated herein after October 22, 2013 (x) to their members (who may disclose such information to their investors and prospective investors) and their prospective investors as long as, with respect to any information the disclosure of which would otherwise be prohibited under this Agreement or the Confidentiality Agreement, such members, investors and prospective investors are required to keep such restricted information confidential pursuant to a customary valid and binding confidentiality agreement in favor of a Buyer or any of its Affiliates and not disclose such restricted information to any Person who is not bound by such a confidentiality agreement, and provided that Buyers shall indemnify and hold harmless Seller and its Affiliates for any Losses resulting from, arising out of or related to any disclosure of such restricted information by any such member, investor or prospective investor to any such Person, and (y) as required in accordance with applicable securities law disclosure requirements; provided, however, that in no event shall Buyers be permitted to disclose to any Person the CIT Bank Bid Percentage or any information that reasonably could lead to the calculation of the CIT Bank Bid Percentage.

(c)                               Confidentiality Obligations of Seller. From and after the Closing Date until the Confidentiality Agreement Expiration Date, Seller shall, and shall cause its Affiliates and its and their respective Representatives to, keep all Business Confidential Information relating to the CIT Bank Purchased Assets and the CIT Bank Assumed Liabilities transferred to Buyers on the Closing Date and all Buyer Confidential Information strictly confidential and not disclose to any Third Party (other than to Affiliates and Representatives of Seller for the purposes set forth herein) or use any such Business Confidential Information or Buyer Confidential Information, except (i) if required pursuant to any Law, regulatory process or stock exchange requirement or if required or reasonably appropriate pursuant to any request from, or audit by, any Governmental Authority, or (ii) if required or reasonably appropriate in order to enforce the rights or perform the obligations of the Seller under this Agreement and the other Transaction Documents or to enforce the rights or perform the obligations of any other Affiliate of Seller under the other Transaction Documents. For purposes of this Section 6.04, the term “Business Confidential Information” shall mean, with respect to any CIT Bank Purchased Assets or CIT Bank Assumed Liabilities transferred to Buyers on the Closing Date, any confidential or proprietary information relating solely to such CIT Bank Purchased Assets or such CIT Bank Assumed Liabilities that was provided by Seller or its Affiliates or Representatives to Buyers prior to the Closing Date pursuant to this Agreement, the Transaction Documents, or in connection with the transactions contemplated hereby or thereby; provided, however, that the term “Business Confidential Information” shall not include information that at the time of disclosure or thereafter is generally available to the public (other than as a result (directly or indirectly) of a disclosure by Seller or its Affiliates or Representatives in violation of this Section 6.04(c)). For purposes of this Section 6.04, the term “Buyer Confidential Information” shall mean any confidential or proprietary information of Buyers or their Affiliates provided to the Seller in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby, whether before, on or after the date of this Agreement. Notwithstanding the foregoing, “Buyer Confidential Information” does not include (x) information that is or becomes generally available to the public other than as a result (directly or indirectly) of a disclosure or other action by the Seller or any of its Affiliates or Representatives, (y) information that was within the possession of the Seller or its Affiliates or Representatives on a non-confidential basis prior to its being provided to the Seller or its Affiliates or Representatives by or on behalf of Buyers or their respective Affiliates or Representatives, and (z) information that becomes available to the Seller or its Affiliates or Representatives on a non-confidential basis from a source other than Buyers or their respective Affiliates or Representatives, which source is not known to, after due inquiry, the Seller to be prohibited from disclosing such information on a non-confidential basis by any legal, contractual or fiduciary obligation.

Section 6.05                  Governmental Approvals and Consents.

(a)                           Seller and Buyers shall each, as promptly as possible, use their commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for their execution and delivery of this Agreement and the performance of their obligations pursuant to this Agreement and the other Transaction Documents. Seller and its Affiliates shall cooperate to assist Buyers and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals required by Buyers and their Affiliates. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Without limiting the generality of the foregoing, Buyers and Seller agree to make all appropriate filings with the SBA to obtain all necessary consents and approvals from the SBA in connection with the transactions contemplated hereby within thirty (30) days after the date hereof and to supply as promptly as practicable to the SBA any additional information and documentary material that may be requested by the SBA in connection therewith.

(b)                            All analyses, presentations, talking points, arguments (oral or written), briefs, filings, arguments, undertakings and proposals (collectively “Submissions”) made by or on behalf of Seller on the one hand, or Buyers on the other hand, for submission to any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated by this Agreement (but for the avoidance of doubt, not including any interactions between Seller or Buyers with Governmental Authorities in the ordinary course of business not relating to the transactions contemplated hereby, any disclosure that is not permitted by Law or any disclosure containing proprietary information of Seller or Buyers that is unrelated to the transactions contemplated hereby or relates to the Buyers’ business to be conducted following the Closing) shall be disclosed to Buyers and Seller, respectively, hereunder in advance of any such submission or attendance at any meeting, it being the intent of this Section 6.05(b) that Seller and Buyers will consult and cooperate with one another, and consider in good faith the views of one another, prior to making any such Submissions and in connection with any communications received from any Governmental Authority or staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby, or prior to attending any material meetings with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby. Seller and Buyers shall give each other prior written notice of any meeting, discussion, appearance or material contact with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or material contact.

Section 6.06                  Recoveries Belonging to Seller. Buyers shall, and shall cause their respective Affiliates to, hold in trust for the benefit of the Seller, and promptly (but in no event later than five (5) Business Days after receipt by a Buyer or such Affiliate) pay over to the Seller any and all amounts received by Buyers or their respective Affiliates in respect of or on account of any loan or other interest that constitutes a Non-Transferred Loan (whether in the nature of a payment of principal, interest, insurance proceeds, reimbursement of Servicing expenses, payment on an SBA Guaranty, or otherwise).

Section 6.07                  Public Announcements. Neither Seller nor Buyers shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). This provision shall not apply, however, to (a) any announcement or written statement required to be made by Law or stock exchange requirements (based upon the reasonable advice of counsel), except that the party required to make such announcement shall consult with the other party concerning the timing and content of such announcement before such announcement is made to the extent reasonably practicable, or (b) any announcements or written statements made by Seller or its Affiliates in communicating with shareholders in a manner consistent with past practice; provided, however, that in no event shall Sellers or their Affiliates be permitted to disclose to any Person the name of Sutherland Asset I, LLC or the CIT Bank Bid Percentage or any information that reasonably could lead to the calculation of the CIT Bank Bid Percentage, in each case except as permitted pursuant to Section 6.04.

Section 6.08                  Bulk Sales Laws. Seller and Buyers hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the CIT Bank Purchased Assets to Buyers.

Section 6.09                  Further Assurances. Following the Closing, Seller and Buyers shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.10                  Transfer Taxes. All transfer, documentary, sales, use, value added, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, the other Transaction Documents, or the sale, transfer or assignment of any of the CIT Bank Purchased Assets or any interest therein or the recording thereof (including any real property transfer Taxes, mortgage recording taxes or any similar Tax or fee) shall be borne and paid by Buyers. Buyers shall, at their own expense, prepare and timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as reasonably necessary).

Section 6.11                  Straddle Period Taxes. Seller shall, at its own expense, prepare and timely file all Tax Returns relating to all real property Taxes, personal property Taxes or similar ad valorem obligations levied (i) on the owner of the Transferred Loans for any taxable period that begins before the Cut-Off Time and ends after the Cut-Off Time and (ii) on the owner of all other CIT Bank Purchased Assets for any taxable period that begins before the Closing Date and ends after the Closing Date (each such taxable period, a “Straddle Period”, and such Taxes, “Straddle Period Taxes”), whether imposed or assessed before or after the Cut-Off Time or the Closing Date, as appropriate. Buyers shall be liable for and shall indemnify Seller, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending after the Cut-Off Time for the Transferred Loans and after the Closing Date for all other CIT Bank Purchased Assets and the denominator of which is the number of days in the entire relevant Straddle Period. Seller shall be liable for and shall indemnify Buyers, their Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending before the Cut-Off Time for the Transferred Loans and ending on or before the Closing Date for all other CIT Bank Purchased Assets and the denominator of which is the number of days in the entire relevant Straddle Period. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended at the Cut-Off Time or on the Closing Date, as appropriate. Any material Tax Return for a Straddle Period shall be submitted to Buyers by Seller at least ten (10) Business Days prior to the due date of such Tax Return (taking valid extensions into account). Buyers will pay to Seller, within two (2) Business Days after the filing of any such Tax Return by Seller, an amount equal to the portion of the Straddle Period Taxes reflected on such Tax Return for which Buyers are liable under this Section 6.11. For the avoidance of doubt, Straddle Period Taxes do not include any Taxes owed by an Obligor with respect to real property securing any Transferred Loan.

Section 6.12                             Acknowledgements. Buyers acknowledge and agree that except for the representations and warranties contained in Article IV of this Agreement (as qualified by the related portions of the Seller Disclosure Schedule), no Seller or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to Seller, the CIT Bank Purchased Assets, the CIT Bank Assumed Liabilities, this Agreement, the accuracy or completeness of any information regarding the CIT Bank Purchased Assets and the CIT Bank Assumed Liabilities furnished or made available to Buyers and their Representatives (including the Confidential Information Memorandum and any information, documents or material delivered to Buyers, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue or profitability of the CIT Bank Purchased Assets, or any representation or warranty arising from statute or otherwise in law.

Section 6.13                             [Reserved].

Section 6.14                             Servicing.

(a)                                 [Reserved].

(b)                                 Servicing After the Closing Date. All Transferred Loans will be sold, transferred, conveyed and assigned to Buyers on a Servicing-Released Basis. As of 11:59 p.m. New York City Time on the Closing Date (the “Servicing Transfer Time”), all rights, obligations, liabilities and responsibilities with respect to the Servicing and administration of such Transferred Loans will pass to Buyers, and Seller will be discharged and released from all obligations, liability or responsibility with respect to such Servicing from and after such Servicing Transfer Time. As of the Servicing Transfer Time, Buyers will be solely responsible and liable for compliance with all applicable Laws, rules and regulations governing the ownership, Servicing or administration of the Transferred Loans for the period from and after the Servicing Transfer Time, including, without limitation, the obligation (if any) to notify any Obligor or any other party thereto of the transfer of the servicing rights from Seller (as Seller or Servicer) to the Applicable Buyer. If requested by Buyers, Seller will participate in a notice of transfer of service that is drafted by Buyers and directed to the Obligors and that is in form and substance reasonably satisfactory to Seller.

Section 6.15                             Exclusivity.

(a)                                 Seller agrees that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, Seller shall not, and shall take all action necessary to ensure that none of its controlled Affiliates or any of their respective Representatives shall:

(i)                               sell any of the CIT Bank Purchased Assets (other than pursuant to this Agreement) or solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any direct or indirect acquisition or purchase of all or any material portion of the CIT Bank Purchased Assets, whether effected by sale of assets, sale of stock, merger, exclusive license, or otherwise; provided, however, that Buyers acknowledge and agree that any actions taken by Seller in connection with Servicing and/or resolution or settlement of a Transferred Loan shall not be prohibited by this Section 6.15(a), provided such actions are in compliance with Section 6.01; or

(ii)                            participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

(b)                                 The Seller shall notify the Buyers promptly, but in any event within twenty-four (24) hours, orally and in writing if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to the Buyers shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact. Seller shall not release any Person from, or waive any provision of, any confidentiality agreement relating to the CIT Bank Purchased Assets to which Seller is a party, without the prior written consent of the Buyers.

Section 6.16                             [Reserved].

Section 6.17                             Deliverables. Following the Closing, Seller agrees to deliver to Buyers all letters requested by the Buyers with respect to substitution of plaintiffs in connection with judicial foreclosure proceedings in process on the Closing Date relating to the Transferred Interests transferred to Buyers on the Closing Date, in each case within three (3) Business Days after any such request by Buyers.

Section 6.18                             Consents to Assignment.

(a)                                 With respect to each Transferred Interest, Seller shall use its commercially reasonable efforts to obtain or cause to be obtained, prior to the Closing Date, any consents required under any Transferred Loan Document or relating to any Transferred Interest in order to assign such Transferred Interest to the Applicable Buyer (all such required consents with respect to any Transferred Interest, “Required Consents”); provided, however, that nothing in this Agreement shall require Seller to (i) pay any consent, amendment or other fees, expenses or charges to the Person from whom such consent is sought (each a “Consenting Person”), or (ii) take any action to obtain the consent of any such Consenting Person to any collateral assignment of any Transferred Interest (or underlying Transferred Loan) to any financing source of Buyers (other than, at Buyers’ request, including a request for such collateral assignment in the consent to assign the related Transferred Interest from the Seller to the Applicable Buyer).

(b)                                 Notwithstanding anything in this Agreement to the contrary, if, as of the date on which all other conditions to the Closing set forth in Article VII hereof and in Article VII of the CIT Group Agreement have been satisfied (other than those conditions which, by their nature, are to be satisfied on the Closing Date), all Required Consents with respect to one or more Transferred Participated Interests have not been obtained, any such Transferred Participated Interests shall be deemed excluded from the CIT Bank Purchased Assets for all purposes of this Agreement and the CIT Bank Purchase Price shall be reduced by an amount equal to the Unpaid Principal Balance of each such Transferred Participated Interest multiplied by the CIT Bank Bid Percentage related to such Transferred Participated Interest.

Section 6.19                             [Reserved].

Section 6.20                             Information Services. For a period of three (3) years after the Closing, Buyers shall provide, and shall cause their respective Affiliates and Cortland, as applicable, to provide, to Seller and its Affiliates, as soon as reasonably practicable following any request from Seller, reasonable access, during normal business hours and at no additional incremental expense to Buyers, to any books, records, data and other documents transferred to any Buyer or its Affiliates or Cortland or any lender or custodian of Buyers at the Closing pursuant to this Agreement or after the Closing pursuant to this Agreement or the Transition Services Agreement, and Buyers shall provide, and cause their respective Affiliates and Cortland, as applicable, to provide, reasonable assistance to Seller and its Affiliates in reference to such books and records. From and after the Closing until the expiration of the applicable statute of limitations, Buyers shall provide, and shall cause their respective Affiliates and Cortland, as applicable, to provide, to Seller as soon as reasonably practicable following any written request from Seller, all information, data, documentation and materials in the possession of Buyers, Cortland or any of their Affiliates directly related to the CIT Bank Purchased Assets, the CIT Bank Assumed Liabilities or any of the transactions contemplated hereby as reasonably requested by Seller in connection with any request from the SBA or any other Governmental Authority or as necessary in connection with any reporting or disclosure obligations of Seller or its Affiliates pursuant to the Securities Exchange Act of 1934, the Securities Act of 1933, any federal or state Tax Laws or any other Law or request of any Governmental Authority. In addition, for a period of three (3) years from the Closing Date, Buyers shall furnish, and shall cause their respective Affiliates and Cortland to furnish, without expense to Seller and its Affiliates (other than reimbursement by Seller of out-of-pocket expenses of Buyers as provided in the last sentence of this Section 6.20), management or other employees (or consultants) of Buyers or Cortland or their respective Affiliates, in each case with appropriate knowledge and experience, as may be reasonably necessary for the preparation of the defense of any claim by any Governmental Authority (not otherwise covered by Article VIII of the CIT Group Agreement) relating to the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities, provided that such assistance by employees of Buyers and their respective Affiliates and

Cortland does not unreasonably interfere with the business or operations of Buyer, such Affiliates or Cortland. Seller shall reimburse Buyers for any material out-of-pocket costs incurred by Buyers in connection with providing any information or assistance to Seller pursuant to this Section 6.20.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01                             Conditions to Obligations of All Parties.

(a)                                 [Reserved].

(b)                                 The obligations of each party to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(i)                               No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement to occur at the Closing illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of such transactions to be rescinded following completion thereof.

(ii)                            The Seller and Buyers shall have received all necessary consents and authorizations of the SBA to transfer the CIT Bank Purchased Assets (including all related servicing rights and obligations) to Buyers and no such consent or authorization shall have been revoked (the “SBA Approval”).

(iii)                         The Seller shall have received all other required consents, authorizations, orders and approvals relating to the CIT Bank Purchased Assets from the Governmental Authorities referred to in Section 4.03(c) of the Seller Disclosure Schedule and Buyers shall have received all required consents, authorizations, orders and approvals relating to the CIT Bank Purchased Assets from the Governmental Authorities referred to in Section 5.03 of the Buyer Disclosure Schedule, in each case, in form and substance reasonably satisfactory to Buyers and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02                             Conditions to Obligations of Buyers.

(a)                                 [Reserved].

(b)                                 The obligations of Buyers to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment or Buyers’ waiver, at or prior to the Closing, of each of the following conditions:

(i)                               The General Seller Representations and the IP Representations shall be true and correct in all respects as of the Closing Date and the Loan Level Representations shall be true and correct in all respects with respect to the Transferred Interests as of the Closing Date, in each case with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(ii)                            The Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(iii)                         The Seller shall have delivered to Buyers duly executed counterparts to the Assignment and Assumption Agreement, the Software License Agreement, and such other documents and deliveries set forth in Section 3.02(b).

(iv)                        Buyers shall have received a certificate (a “Seller Closing Certificate”), dated as of the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(b)(i) and Section 7.02(b)(ii) have been satisfied.

(v)                           Buyers shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (a “FIRPTA Certificate”) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller.

(vi)                        [Reserved].

(vii)                     The Phase II Closing contemplated by the CIT Group Agreement shall be consummated simultaneously with the Closing.

Section 7.03                             Conditions to Obligations of Seller.

(a)                                 [Reserved].

(b)                                 The obligations of Seller to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(i)                               The representations and warranties of Buyers contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(ii)                            Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date.

(iii)                         Buyers shall have delivered to Seller the Estimated CIT Bank Purchase Price, duly executed counterparts of the Assignment and Assumption Agreement, the Software License Agreement, and such other documents and deliveries set forth in Section 3.02(d).

(iv)                        Seller shall have received a certificate (a “Buyer Closing Certificate”), dated the Closing Date and signed by a duly authorized officer of Buyers, that each of the conditions set forth in Section 7.03(b)(i) and Section 7.03(b)(ii) have been satisfied.

(v)                           The Phase II Closing contemplated by the CIT Group Agreement shall be consummated simultaneously with the Closing.

ARTICLE VIII

INDEMNIFICATION

Section 8.01                             Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the expiration of the applicable Survival Period. All covenants and agreements set forth in this Agreement not fully satisfied or waived prior to the Closing shall survive the Closing, continue in effect and expire in accordance with their respective terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable Survival Period for any representation or warranty shall not thereafter be barred by the expiration of such Survival Period and such claims shall survive until finally resolved in accordance with Article VIII of the CIT Group Agreement.

Section 8.02                             Exclusive Remedy of Buyer Indemnified Parties. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, except in the case of fraud, Buyers acknowledge and agree that, from and after the Closing, the sole and exclusive remedy of Buyers and each of their Affiliates and their respective Representatives (collectively, “Buyer Indemnified Parties”) with respect to any and all claims for any breach by Seller of any representation, warranty, covenant, agreement or obligation set forth herein, for any indemnification pursuant to any Lost Note Affidavit, or otherwise relating to the subject matter of this Agreement or any Lost Note Affidavit, shall be pursuant to the indemnification provisions set forth in Article VIII of the CIT Group Agreement. In furtherance of the foregoing, except in the case of fraud, from and after the Closing, Buyers hereby waive, on their own behalf and on behalf of the other Buyer Indemnified Parties, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach by Seller of any representation, warranty, covenant, agreement or obligation of Seller set forth herein, for any indemnification pursuant to any Lost Note Affidavit or otherwise relating to the subject matter of this Agreement that they may have against Seller or its Affiliates or Representatives with respect to the CIT Bank Purchased Assets and/or the CIT Bank Assumed Liabilities transferred at the Closing under or based upon any Law or agreement, except pursuant to the indemnification provisions set forth in Article VIII of the CIT Group Agreement.

Section 8.03                             Exclusive Remedy of Seller Indemnified Parties. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, except in the case of fraud, Seller acknowledges and agrees that, from and after the Closing, the sole and exclusive remedy of Seller and each of its Affiliates and their respective Representatives (collectively, “Seller Indemnified Parties”) with respect to any and all claims for any breach by any Buyer of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in Article VIII of the CIT Group Agreement. In furtherance of the foregoing, except in the case of fraud, from and after the Closing, Seller hereby waives, on its own behalf and on behalf of the other Seller Indemnified Parties, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach by any Buyer of any representation, warranty, covenant, agreement or obligation of such Buyer set forth herein or otherwise relating to the subject matter of this Agreement that they may have against Buyers or their respective Affiliates or Representatives with respect to the CIT Bank Purchased Assets and/or the CIT Bank Assumed Liabilities transferred at the Closing under or based upon any Law or agreement, except pursuant to the indemnification provisions set forth in Article VIII of the CIT Group Agreement.

Section 8.04                             [Reserved].

Section 8.05                             [Reserved].

Section 8.06                             [Reserved].

Section 8.07                             [Reserved] .

ARTICLE IX

TERMINATION

Section 9.01                             Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                                 by the mutual written consent of Seller and Buyers;

(b)                                 by Buyers by written notice to Seller if:

(i)                               Buyers are not then in material breach of any provision of this Agreement or the CIT Group Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller in this Agreement or by the CIT Group Sellers in the CIT Group Agreement that would give rise to the failure of any of the conditions specified in Article VII hereof or in Article VII of the CIT Group Agreement and such breach, inaccuracy or failure cannot be cured by Seller or the CIT Group Sellers, as applicable, by the Drop Dead Date;

(ii)                            the Closing shall not have occurred on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to Buyers if Buyers’ failure to fulfill any obligation under this Agreement or the CIT Group Agreement materially contributed to the failure of the Closing to occur on or prior to the Drop Dead Date; or

(iii)                         all of the conditions set forth in Section 7.01(b) and Section 7.03(b) of this Agreement and all of the conditions set forth in Section 7.01(b) and Section 7.03(b) of the CIT Group Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied on the Closing Date or the Phase II Closing Date, as applicable) and Buyers have given written notice to Seller that Buyers are prepared to consummate the Closing and the Phase II Closing and Seller fails to consummate the transactions contemplated by this Agreement to be consummated at the Closing and/or CIT Group Sellers fail to consummate the transactions contemplated by the CIT Group Agreement to be consummated at the Phase II Closing, by 5:00 p.m. New York City time on the sixth (6th) Business Day after Seller’s receipt of such notice from Buyers.

(c)                                  by Seller by written notice to Buyers if:

(i)                               Seller is not then in material breach of any provision of this Agreement (and the CIT Group Sellers are not then in material breach of any provision of the CIT Group Agreement) and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Buyer in this Agreement or the CIT Group Agreement that would give rise to the failure of any of the conditions specified in Article VII hereof or in Article VII of the CIT Group Agreement and such breach, inaccuracy or failure cannot be cured by such Buyer by the Drop Dead Date;

(ii)                            the Closing shall not have occurred on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 9.01(c)(ii) shall not be available to Seller if Seller’s failure to fulfill any obligation under this Agreement or any failure by a CIT Group Seller to fulfill any obligation under the CIT Group Agreement materially contributed to the failure of the Closing to occur on or prior to the Drop Dead Date;

(iii)                         all of the conditions set forth in Section 7.01(b) and Section 7.02(b) of this Agreement and all of the conditions set forth in Section 7.01(b) and Section 7.02(b) of the CIT Group Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied on the Closing Date or the Phase II Closing Date, as applicable) and Seller has given written notice to Buyers that Seller is prepared to consummate the Closing and the CIT Group Sellers are prepared to consummate the Phase II Closing and Buyers fail to consummate the transactions contemplated by this Agreement to be consummated at the Closing and/or the transactions contemplated by the CIT Group Agreement to be consummated at the Phase II Closing, by 5:00 p.m. New York City time on the sixth (6th) Business Day after Buyers’ receipt of such notice from Seller.

(d)                                 by Buyers or Seller in the event that:

(i)                               there shall be any Law that makes consummation of the transactions contemplated by this Agreement and/or the CIT Group Agreement illegal or otherwise prohibited;

(ii)                  any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement and/or the CIT Group Agreement, and such Governmental Order shall have become final and non-appealable;

(iii)               SBA Approval shall not have been obtained on or before February 28, 2014; or

(iv)              the CIT Group Agreement is terminated pursuant to the terms thereof.

Section 9.02                   Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (other than pursuant to Article IX of the CIT Group Agreement); provided that:

(a)                                 the provisions of this Article IX and Article X (other than Section 10.03 and Section 10.12) and Section 6.04 hereof and the Confidentiality Agreement shall survive such termination; and

(b)                                 nothing herein shall relieve any party hereto from liability for any breach of any provision hereof prior to the date of such termination.

ARTICLE X

MISCELLANEOUS

Section 10.01            Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	CIT Group Inc.
One CIT Drive
Livingston, NJ 07039
Attention: Chief Corporate Counsel
Facsimile: (973) 740-5087
E-mail: Christopher.Paul@cit.com

with copies to:	CIT Bank
2180 South 1300 East, Suite 250
Salt Lake City, Utah 84106
Attention: Randall Chesler
Facsimile: (801) 412 9205
E-mail: Randall.Chesler@cit.com

Cadwalader, Wickersham & Taft LLP
700 Sixth Street NW
Washington, DC 20001
Attention: Karen A. Dewis
Facsimile: (202) 862-2400
E-mail: Karen.Dewis@cwt.com

If to Sutherland:	Sutherland Asset I, LLC
1140 Avenue of the Americas, 7th Floor
New York, NY 10036
Attention: Thomas Buttacavoli
Facsimile: (212) 257-4699
E-mail: tbutta@waterfallam.com

If to ReadyCap:	ReadyCap Lending, LLC
114 Pacifica, Suite 400
Irvine, CA 92618
Attention: Steve Skolnik
Facsimile: (949) 529-5675
E-mail: steve.skolnik@readycapcommercial.com

with a copy in the case of Sutherland and ReadyCap, which shall not constitute notice, to:	Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
Facsimile: (202) 373-6442
E-mail: martin.teckler@bingham.com
Attention: Martin Teckler

Section 10.03            Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, the Seller Disclosure Schedule, the Buyer Disclosure

Schedule, Schedules and Exhibits mean the Articles and Sections of, and the Seller Disclosure Schedule, the Buyer Disclosure Schedule, Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Seller Disclosure Schedule, the Buyer Disclosure Schedule, Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. In the event of any conflict between the provisions of this Agreement and the CIT Group Agreement, the provisions of the CIT Group Agreement will control.

Section 10.04            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06            Entire Agreement. This Agreement, the other Transaction Documents and the CIT Group Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, Schedules, Seller Disclosure Schedule and Buyer Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as applicable), the statements in the body of this Agreement will control.

Section 10.07            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that each Buyer may with at least five (5) days prior written notice to Seller (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates (a “Permitted Designee”) and (ii) designate one or more of its Permitted Designees to perform its obligations hereunder (in any or all of which cases the party hereto nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 10.08            No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein,

express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09           Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)                                 The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.02 shall be deemed effective service of process on such party.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity; provided, however, if a party elects to enforce its right of specific performance of the other party’s obligations pursuant to this Agreement and the CIT Group Agreement prior to the valid termination of this Agreement pursuant to Article IX and the CIT Group Agreement pursuant to Article IX thereof, and such specific performance is granted, then in respect of the non-performance or breach in question, such specific performance granted pursuant to this Section 10.11 and Section 10.11(a) of the CIT Group Agreement shall be the sole and exclusive remedy of such party and the party required to specifically perform its obligations shall not be liable for any Termination Fee or other fee payable pursuant to Section 9.02(c), Section 9.02(d) or Section 9.02(e) of the CIT Group Agreement, as applicable. Notwithstanding anything in this Section 10.11 to the contrary, Seller shall not be entitled to specific performance of Buyers’ obligations set forth in this Agreement unless (i) all of the conditions in Section 7.01(b) and Section 7.02(b) of this Agreement and Section 7.01(b) and 7.02(b) of the CIT Group Agreement, as applicable, shall have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing or the failure of which to be satisfied is caused by a material breach by Buyers of their representations, warranties, covenants or agreements contained in this Agreement or the CIT Bank Agreement), (ii) the Buyers fails to complete the Closing in accordance with Section 3.01, and (iii) the Debt Financing (as defined in the CIT Group Agreement) has been funded in an amount equal to or greater than $150,000,000 or will be funded at the Phase II Closing in an amount equal to or greater than $150,000,000 if the Equity Financing (as defined in the CIT Group Agreement) is funded at the Phase II Closing.

Section 10.12           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

CIT BANK

By	/s/ Randall Chesler
	Name:	Randall Chesler
	Title:	President

[Signature Page — CIT Bank Asset Purchase Agreement]

BUYER:

SUTHERLAND ASSET I, LLC

By	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Authorized Person

[Signature Page — CIT Bank Asset Purchase Agreement]

BUYER:

READYCAP LENDING, LLC

By	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Authorized Person

[Signature Page — CIT Bank Asset Purchase Agreement]

Schedule 1

[Reserved]

Schedule 2

[Reserved]

Schedule 2-A

[Reserved]

Schedule 3

Buyer Disclosure Schedule

[ATTACHED]

BUYER DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

among

CIT BANK

as Seller

and

SUTHERLANDS ASSET I, LLC

and

READYCAP LENDING, LLC

as Buyers

dated as of October 11, 2013

Reference is made to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 11, 2013, among CIT Bank (“Seller”) and Sutherland Asset I, LLC and ReadyCap Lending, LLC (“Buyers”), of which this Disclosure Schedule is a part. Capitalized terms used in this Disclosure Schedule but not defined herein shall have the same meanings given to them in the Purchase Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Purchase Agreement, and is not intended to constitute, and shall not be construed as constituting, any representations or warranties of Buyers, except as and to the extent expressly provided in the Purchase Agreement, subject to the limitations therein. Any disclosures made under the heading of one section of this Disclosure Schedule may apply to and/or qualify disclosures made under one or more other sections, where such disclosure would be appropriate and reasonably apparent.

This Disclosure Schedule may include items or information that Buyers are not required to disclose under the Purchase Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Purchase Agreement or the scope of the disclosure obligation under the Purchase Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, liabilities, financial conditions or operations of Buyers.

This Disclosure Schedule is dated as of the date of the Purchase Agreement. The parties to the Purchase Agreement acknowledge and agree the information contained in this Disclosure Schedule may change to the extent permitted under the Purchase Agreement.

Section 1.01(c)

Knowledge of Buyers

Thomas Buttacavoli

Section 5.03

No Conflicts; Consents

None.

Section 5.06

Legal Proceedings

None.

Schedule 4

Seller Disclosure Schedule

[ATTACHED]

SELLER DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

among

CIT BANK,

as Seller

and

SUTHERLANDS ASSET I, LLC

and

READYCAP LENDING, LLC

as Buyers

dated as of October 11, 2013

Reference is made to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 11, 2013, among CIT Bank (“Seller”) and Sutherland Asset I, LLC and ReadyCap Lending, LLC (“Buyers”), of which this Disclosure Schedule is a part. Capitalized terms used in this Disclosure Schedule but not defined herein shall have the same meanings given to them in the Purchase Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Purchase Agreement, and is not intended to constitute, and shall not be construed as constituting, any representations or warranties of Seller, except as and to the extent expressly provided in the Purchase Agreement, subject to the limitations therein. Any disclosures made under the heading of one section of this Disclosure Schedule may apply to and/or qualify disclosures made under one or more other sections, where such disclosure would be appropriate and reasonably apparent.

This Disclosure Schedule may include items or information that Seller is not required to disclose under the Purchase Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Purchase Agreement or the scope of the disclosure obligation under the Purchase Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, liabilities, financial conditions or operations of Seller.

This Disclosure Schedule is dated as of the date of the Purchase Agreement. The parties to the Purchase Agreement acknowledge and agree the information contained in this Disclosure Schedule may change to the extent permitted under the Purchase Agreement

Section 1.01(a)

Knowledge of Sellers

Raymond Cantwell

Brendan Eccelston

Karen Bailey

Theresa Appolina

Ken Brause

Section 1.01(c)

Loan Schedule

Section 4.03(b)

No Conflicts; Consents

No exceptions.

Section 4.03(c)

No Conflicts; Consents

All necessary consents and authorizations of the SBA to transfer the Purchased Assets (including all related servicing rights and obligations) to Buyer.

Section 4.04(b)

Loan Related Encumbrances

None.

Section 4.04(c)

Transferred Loan Documents — Breaches and Defaults

No exceptions.

Section 4.05(b)

Mortgaged Properties

None.

Section 4.05(d)

Mortgages

Section 4.05(e)

Mortgaged Properties — Insurance Policies

No exceptions.

Section 4.05(g)

Mortgaged Properties — Damage

None.

Section 4.06(b)(i)

REO Properties — Insurance

No exceptions.

Section 4.06(b)(ii)

REO Properties — Premiums

No exceptions.

Section 4.06(e)

REO Properties — Damage

No exceptions.

Section 4.07(a)

REO Properties — Hazardous Materials

No exceptions.

Section 4.08

Intellectual Property

•                                          SAMS - Loan Servicing Systems

•                                          SBMS - Loan Originations System

•                                          SHAW Loan Accounting System

•                                          Staging DB Oracle Database

•                                          CTrack

•                                          Tombstone

•                                          SBL Helpdesk

These applications will include any proprietary and associated interfaces, web services and scripts.

Section 4.09(a)

Legal Proceedings

None.

Section 4.09(b)

Governmental Orders

None.

Section 4.11(a)

Tax Returns

No exceptions.

Section 4.14

Compliance with Law

No exceptions.

Schedule 5

[Reserved]

Schedule 6

[Reserved]

Exhibit A-1

[Reserved]

Exhibit A-2

[Reserved]

Exhibit A-3

Form of Lost Note Affidavit

LOST NOTE AFFIDAVIT AND AGREEMENT

State of [ ]	)
	)	ss.
County of [ ]	)

[SELLER], with offices at [                 ] (the “Seller”), by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

1.             Pursuant to an Asset Purchase Agreement, dated as of [DATE] (the “Agreement”) between CIT Bank, as seller, and [ReadyCap Lending, LLC][Sutherland Asset I, LLC], as purchaser (the “Purchaser”), the Seller has assigned all of its right, title and interest in and to the Transferred Whole Loan or Transferred Participated Loan identified below to the Purchaser (such loan, the “Subject Loan”). Capitalized terms used in this Lost Note Affidavit and Agreement (this “Affidavit”) but not defined in this Affidavit shall have the meanings ascribed to such terms in the Agreement.

Maker:

Original Principal Balance:

Date:

Maturity Date:

2.             The Subject Loan is evidenced by a promissory note, executed by its maker as indicated above (the “Subject Note”).

3.             After diligent search, the Seller has been unable to locate the original Subject Note and believes it to be lost. A true and correct photocopy of the original Subject Note is attached hereto as Exhibit A.

4.             If at any time the Seller locates the original Subject Note, it shall endorse such original Subject Note for transfer to the Purchaser, without recourse, and shall promptly deliver the original Subject Note, as endorsed, to the Purchaser or its designee.

5.             Seller hereby agrees that the CIT Group Sellers under that certain Asset Purchase Agreement dated as of October [—], 2013 among CIT Small Business Lending Corporation and CIT Lending Services Corporation (collectively, “CIT Group Sellers”) and Purchaser, among other parties thereto (the “CIT Small Business Agreement”) shall indemnify and hold harmless the Purchaser, its successors, and assigns in accordance with the terms of Article VIII of the CIT Small Business Purchase Agreement against any loss, liability or damage, including reasonable attorney’s fees, resulting solely from (i) any false statement contained in this Affidavit, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by the original Subject Note or any interest in such mortgage loan, (iii) the issuance of a new promissory note in lieu thereof, and (iv) any claim based upon honoring or refusing to honor the original Subject Note when presented by anyone.

This Affidavit is given in connection with the Seller’s sale of the Subject Loan to the Purchaser pursuant to the Agreement. The Purchaser’s rights and remedies set forth in Article VIII of the CIT Small Business Agreement shall constitute the sole and exclusive remedies of the Purchaser or its successors and assigns arising out of or relating to the absence or loss of the original Subject Note(s) or the Seller’s failure to deliver the same.

[SELLER]

By:
Name:
Title:

Sworn to before me this
day of [ ], 20

Notary Public

Exhibit B

Form of Assignment and Assumption Agreement

This Assignment and Assumption Agreement, dated [    ], 20[      ] (this “Assignment”), among CIT Bank, a Utah state chartered bank (the “Assignor”), and Sutherland Asset I, LLC, a Delaware limited liability company (“Sutherland”), and ReadyCap Lending, LLC, a Delaware limited liability company (“ReadyCap” and together with Sutherland, the “Assignees”).

WHEREAS, the Assignor and the Assignees are parties to that certain Asset Purchase Agreement, dated as of October 11, 2013 (the “Agreement”), pursuant to which, and on the terms and subject to the conditions thereof, the Assignor has agreed to sell to the Assignees, and the Assignees have agreed to purchase from the Assignor, certain CIT Bank Purchased Assets.

NOW, THEREFORE, pursuant to the Agreement and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Assignment hereby agree as follows:

1.             Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

2.             Assignment and Assumption. Upon the terms and subject to the conditions set forth in the Agreement, the Assignor does hereby sell, assign, transfer and convey (a) to ReadyCap, the Transferred CIT Bank 7(a) Loans and the Whole Loan Files and other CIT Bank Purchased Assets related to such Transferred CIT Bank 7(a) Loans, and (b) to Sutherland, the Transferred CIT Bank 504 Loans, the Transferred CIT Bank Commercial Loans, and the Whole Loan Files and other Purchased Assets related to such Transferred CIT Bank 504 Loans or Transferred CIT Bank Commercial Loans, and all other CIT Bank Purchased Assets. Upon the terms and subject to the conditions set forth in the Agreement, the applicable Assignee hereby accepts the foregoing assignment, transfer and conveyance and, effective from and after the Closing, agrees to assume and pay, perform and discharge when due all of the CIT Bank Assumed Liabilities relating to the CIT Bank Purchased Assets purchased by such Assignee.

3.             Further Assurances. Each party will execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments, and take or cause to be taken all such other and further actions as the other party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Assignment.

4.             Binding Effect. This Assignment is binding upon, and will inure to the benefit of, the parties to this Assignment and their respective successors and permitted assigns.

5.             Governing Law. This Assignment is be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws).

Exhibit B-1

6.             Counterparts. This Assignment may be executed in any number of counterparts, each of which is an original, but which together constitute one and the same agreement.

[Signature Page Follows]

Exhibit B-2

IN WITNESS WHEREOF, this Assignment has been duly executed by each of the parties as of the date and year first above written.

ASSIGNOR:

CIT BANK

By:
Name:
Title:

ASSIGNEES:

SUTHERLAND ASSET I, LLC

By:
Name:
Title:

READYCAP LENDING, LLC

By:
Name:
Title:

Exhibit B-3

Exhibit C

Form of Software License Agreement

[ATTACHED]

Exhibit C-1

Exhibit C

Form of Software License Agreement

This Software License Agreement (this “Agreement”) is made and entered into as of [—], 201[-] among CIT Bank, a Utah State chartered bank (“CIT” or the “Seller”), Sutherland Asset I, LLC, a Delaware limited liability company (“Sutherland”) and ReadyCap Lending, LLC (collectively with Sutherland, “Buyers”) pursuant to that certain Asset Purchase Agreement dated as of October 11, 2013 by and among the Seller and Buyers (the “Purchase Agreement”). For purposes of this Agreement, each of CIT and Buyers shall constitute a “Party” and, collectively, shall constitute the “Parties.”

RECITALS

WHEREAS, pursuant to and in accordance with the terms of the Purchase Agreement, Seller has agreed to sell to Buyers, and Buyers have agreed to purchase from Seller, certain SBA 7(a) Loans, certain SBA 504 Loans and certain related assets;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement and as a condition to Buyers’ obligation to consummate the transactions contemplated thereby, Licensees desire to obtain from CIT, and CIT agrees to grant to Licensees, a license to use the Software Products pursuant to and in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.              Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. Certain terms used herein are defined as follows:

(a)           “Bankruptcy Code” shall have the meaning set forth in Section 3(a).

(b)           “Bankruptcy Event” shall have the meaning set forth in Section 3(a).

(c)           “Business” shall mean the business of originating and servicing SBA 7(a) Loans and SBA 504 Loans;

(d)           “Confidential Information” shall have the meaning set forth in Section 4(a).

(e)           “Disclosing Party” shall have the meaning set forth in Section 4(a).

(f)            “Effective Date” means the SBL Application Packaging Completion Date, as defined in the Transition Services Agreement.

Exhibit C-1

(g)           “Exploit” and “Exploitation” shall mean, with respect to the Software Programs, to install, reproduce, copy, deploy, use, perform, execute and run such Software Programs, and to modify, update, enhance, sub-license and create derivative works of an unlimited number of copies thereof, in each case by or for the benefit of Licensees

(h)           “Indemnified Party” means a Party seeking indemnification pursuant to Section 7 hereof.

(i)            “Indemnifying Party” means a Party against whom indemnification is sought pursuant to Section 7 hereof.

(j)            “License” shall have the meaning set forth in Section 2(a).

(k)           “Licensees” means Buyers and any Affiliates of Buyers.

(l)            “Receiving Party” shall have the meaning set forth in Section 4(a).

(m)          “Representatives” shall have the meaning set forth in Section 4(a).

(n)           “Software” shall mean computer software, source code, object code, firmware, files, records and data, engineering and product specifications, schematics, logic diagrams, flow charts, designs, models, algorithms, databases, routines, sub-routines, program and system logic, program architecture, program structure, sequence and organization, listings, screen displays, programmers’ notes, languages, compilers, testing routines and procedures, test results, operating instructions, all updates, upgrades, modifications, enhancements, improvements and derivatives of the foregoing and all other information and technical data related to the use, implementation, integration, set-up, design, operation, development, testing, enhancement, support and/or maintenance of the foregoing, and all associated documentation, instructions, manuals, notes and other materials in the possession of CIT as of the Closing Date.

(o)           “Software Programs” shall mean the proprietary Software that comprises each of the software programs listed on Exhibit A attached hereto in the versions that were used by Seller in connection with the Business immediately prior to the Closing.

(p)           “Third Party Claim” shall have the meaning set forth in Section 7(c).

(q)           “Transition Services Agreement” means the Transition Services Agreement dated of even date herewith among CIT Lending, CIT Small Business and Buyers.

Section 2.              License of Software Programs to Buyers.

(a)           Grant of License. Subject to the terms and conditions of this Agreement, CIT hereby grants to Licensees, and Licensees hereby accept, a nonexclusive, perpetual, irrevocable, fully paid-up, non-transferable (except as permitted pursuant to Section 8(a)), worldwide right and license to Exploit (including the right to allow Third Party vendors to Exploit provided such Exploitation is on behalf of and solely for the benefit of Licensees and in compliance with the terms and conditions of this Agreement) the Software Programs (collectively, the “License”). The License does not include any restrictions related to the number

Exhibit C-2

of users of the Software Programs or the number of sites, devices or CPUs on which the Software Programs are used or from which they are accessed or any restrictions as to database sizes or the number of transactions or documents processed. The License includes the right to authorize agents or independent contractors working on behalf of Licensees to exercise the above rights for Licensees’ benefit as long as the exercise of such rights is on behalf of and solely for the benefit of the Licensees and in compliance with the terms and conditions of this Agreement. Except as expressly provided in the representations and warranties set forth in Section 2(c) below, Licensees acknowledge and agree that the License is provided “AS IS” and “WHERE IS”, and without any obligation to provide any upgrades, enhancements, new versions or any other maintenance or support related thereto, or any other services, documentation or materials of any kind. Notwithstanding anything herein to the contrary, (i) all agreements, covenants and acknowledgments set forth in this Agreement that refer to or are applicable to any Licensee that is not a signatory hereto (each an “Affiliate Licensee”) are made by Buyers on behalf of each such Affiliate Licensee, (ii) Buyers shall cause each Affiliate Licensee to comply with the provisions of this Agreement, and (iii) Buyers shall be responsible and liable for any non-compliance with or breach by any Affiliate Licensee of any such agreements, covenants or acknowledgements as the same would apply to such Affiliate Licensee if such Affiliate Licensee were a signatory hereto.

(b)           Ownership. Licensees acknowledge that, subject to the License, as among the Parties, CIT is the sole and exclusive owner of all of right, title and interest in and to the Software Programs, and Licensees will do nothing inconsistent with CIT’s ownership of, or rights in, the Software Programs. Licensees further acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, CIT will own all right, title and interest in any modifications, improvements, enhancements or derivative works to or of the Software Programs developed or created by or on behalf of CIT after the date hereof and that any such modifications, improvements, enhancements or derivative works are not subject to the License granted hereunder. CIT acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, Licensees will own all right, title and interest in any modifications, improvements, enhancements or derivative works to or of the Software Programs developed or created by or on behalf of Licensees after the date hereof and that any such modifications, improvements, enhancements or derivative works shall not be subject to any license or other grant of rights to CIT.

(c)           Representations and Warranties of CIT. CIT represents and warrants to Buyers that it (i) owns the Software Programs, including, without limitation, all portions or components thereof, or has the legal valid license to the Software Programs, including, without limitation, all portions or components thereof, in each case sufficient to grant the License and (ii) has the full legal right to grant the License.

(d)           Marking and Notices. Licensees shall not remove any legal or proprietary rights notice that are set forth on or contained in any of the Software Programs.

(e)           Delivery. On the Effective Date, CIT will provide Buyers with the Software Programs in both object code and source code form, along with any documentation, information and materials relating thereto in the possession of CIT on such date.

Exhibit C-3

(f)            Term. The term of this Agreement and of the License granted hereby shall commence upon the Effective Date and shall continue in perpetuity.

(g)           Specific Performance. Licensees acknowledge and agree that, in the event of a breach by any Licensee of this Agreement, monetary damages alone will not be adequate and CIT will therefore be entitled, in addition to the remedies available under Section 7, to specific performance of the terms of this Agreement. Without limiting the generality of the foregoing, CIT shall be entitled to specifically enforce Buyers’ obligation to cause the Affiliate Licensees to comply with the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Licensees hereby waive the defense that there is an adequate remedy at law.

Section 3.          U.S. Bankruptcy Code. The Parties expressly acknowledge and agree that the subject matter of this Agreement, including the rights licensed to Licensees hereunder, are unique and irreplaceable, and that the loss thereof cannot adequately be remedied by an award of monetary compensation or damages. In the event that this Agreement or the Licenses granted hereunder should ever become subject to United States bankruptcy proceedings, all rights and Licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, licenses of rights to and respecting “intellectual property” and “embodiment[s]” of “intellectual property” for purposes of Section 365(n) and as defined in Section 101(35A) of the U.S. Bankruptcy Code (11 U.S.C. Section 101 et seq., as amended) (the “Bankruptcy Code”), and to the extent necessary to preserve the rights of each Party hereunder, including the license rights herein granted to such Party, this Section 3 shall be treated as supplementary to this Agreement pursuant to Section 365(n) of the Bankruptcy Code. Licensees, as licensees of such rights, may elect to retain and fully exercise all of its rights and elections under Section 365(n) of the Bankruptcy Code, including their retention of all their rights as licensee hereunder, notwithstanding the rejection of this Agreement by CIT as debtor in possession, or a trustee or similar functionary in bankruptcy acting on behalf of the debtor’s estate. The Parties acknowledge that the licenses granted hereunder are executory contracts subject to the provisions of Section 365 of the Bankruptcy Code.

Section 4.          Confidential Information.

(a)           In connection with this Agreement, CIT, on the one hand, and Licensees, on the other hand, may receive from, or disclose to, the other Party certain Confidential Information hereunder. As used in this Agreement, the term “Confidential Information” shall mean any information about the business, operations, finances, personnel, clients and affairs of CIT or Licensees, as applicable, on the one hand (a “Disclosing Party”) furnished to, or otherwise made available to, CIT or Licensees, as applicable, on the other hand (a “Receiving Party”) or any of its or their Representatives, whether oral, written, electronic or otherwise, regardless of the form in which it is provided or maintained, and whether prepared by a Disclosing Party, its Representatives or otherwise, together with any notes, analyses, compilations, studies, interpretations or other documents prepared by the Disclosing Party or the Receiving Party or their respective Representatives which contain or otherwise reflect such information. As used in this Agreement, the term “Representatives” shall mean, with respect to any Party, its partners, principals, officers, directors, employees, attorneys, accountants, financial advisors and other agents and representatives.

Exhibit C-4

(b)           Each Receiving Party shall, and shall instruct its Representatives, to:

(i)            maintain the Confidential Information of the Disclosing Party in confidence using at least the same degree of care as it employs in maintaining the confidentiality of its own Confidential Information, but at least a reasonable degree of care;

(ii)           limit its use of the Confidential Information of the Disclosing Party solely for purposes of performing its obligations pursuant to this Agreement; and

(iii)          limit access to the Confidential Information of the Disclosing Party solely to those of its Representatives who have a direct and immediate need for access to the Confidential Information of the Disclosing Party.

In addition, each Receiving Party shall (x) ensure that the Persons provided access to Confidential Information under the immediately preceding clause (iii) are obligated to abide by and comply with the provisions hereof, and (y) be responsible for any such Person’s breach of the provisions hereof to the extent such Receiving Party would be liable if it had committed such breach.

(c)           Each Disclosing Party agrees that the Receiving Party and its Representatives shall have no obligations with respect to any Confidential Information which:

(i)            was publicly available prior to the date of this Agreement or hereafter becomes publicly available without any violation of this Agreement on the part of the Receiving Party or any of its Representatives;

(ii)           was available to the Receiving Party or any of its Representatives on a non-confidential basis prior to its disclosure to the Receiving Party or its Representatives by the Disclosing Party or its Representatives;

(iii)          becomes available to the Receiving Party from a Person other than the Disclosing Party and its Representatives who is not, to the best of the Receiving Party’s knowledge after reasonable inquiry, subject to any contractual or fiduciary obligation to keep such information confidential;

(iv)          is independently developed by the Receiving Party or its Representatives without violating any of its obligations under this Agreement or use or reference to any Confidential Information disclosed hereunder;

(v)           is required to be disclosed by judicial process or by applicable Law of any Governmental Authority or other regulatory body having authority over the Receiving Party or the rules of any stock exchange on which the Receiving Party’s securities are listed or traded; or

(vi)          is disclosed in connection with any judicial or administrative proceeding involving the Receiving Party, on the one hand, and the Disclosing Party, on the other hand, relating to this Agreement and the transactions contemplated hereby.

Exhibit C-5

(d)           Each Receiving Party acknowledges that the Confidential Information of the Disclosing Party has tangible value and contains trade secrets and proprietary information of the Disclosing Party, and that the Disclosing Party may suffer irreparable damage for which monetary damages may not be a sufficient remedy in the event of a breach of any provision of this Section 4. Each Disclosing Party shall be entitled to seek specific performance and injunctive relief as remedies for any breach or threatened breach of any provision of this Section 4, which remedies shall not be deemed to be exclusive remedies for such breach or threatened breach by a Receiving Party, but shall be in addition to all other remedies available to such Disclosing Party at law or in equity or otherwise.

(e)           Upon the request by a Disclosing Party, each Receiving Party shall, and shall cause its Representatives to, promptly return or destroy all Confidential Information of the Disclosing Party and copies thereof. Upon the reasonable request of the Disclosing Party, an authorized representative of the Receiving Party shall confirm in writing to the Disclosing Party compliance with the obligations of this Section 4(e).

Section 5.            WARRANTIES; LIMITATION ON WARRANTIES. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2(C) ABOVE, CIT DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES HEREUNDER WITH RESPECT TO ANY INTELLECTUAL PROPERTY LICENSED PURSUANT HERETO, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY REPRESENTATIONS OR WARRANTIES AS TO OWNERSHIP OR RIGHT TO LICENSE THE SOFTWARE PROGRAMS, AND IT IS UNDERSTOOD, ACKNOWLEDGED AND AGREED THAT LICENSEES ARE LICENSING THE INTELLECTUAL PROPERTY HEREUNDER “AS IS” AND “WHERE IS”.

Section 6.            LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF USE, DATA, GOODWILL, REVENUES OR PROFITS (WHETHER OR NOT DEEMED TO CONSTITUTE A DIRECT CLAIM), OR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR EXEMPLARY LOSS, DAMAGE OR EXPENSE RELATING TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PROVISIONS OF THIS SECTION 6 SHALL APPLY TO THE FULLEST EXTENT OF THE LAW, WHETHER IN CONTRACT, STATUTE, TORT (SUCH AS NEGLIGENCE), OR OTHERWISE, NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE PROVIDED IN SECTION 2(g) ABOVE, THE INDEMNIFICATION PROVISIONS OF SECTION 7 HEREOF ARE THE SOLE AND EXCLUSIVE REMEDY OF THE PARTIES HERETO (WHICH SHALL BE DEEMED TO INCLUDE THE AFFILIATE LICENSEES) AND THEIR RESPECTIVE REPRESENTATIVES FOR ANY LOSSES ARISING UNDER OR OUT OF THIS AGREEMENT.

Exhibit C-6

Section 7.            Indemnification.

(a)           CIT shall indemnify, defend and hold harmless each Licensee and its Representatives (collectively, “Licensee Indemnified Parties”) for any Losses caused by, resulting from or arising out of any material breach by CIT of its representations, warranties or covenants set forth herein; provided, however, that CIT shall not be required to indemnify the indemnitees hereunder for any claim arising more than eighteen (18) months after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, CIT shall have no liability or obligation to any Licensee Indemnified Party with respect to any claim based upon (i) any modification, alteration, combination or enhancement of the Software Programs created (x) after the Effective Date or (y) on or prior to the Effective Date by CIT (or any Person at CIT’s direction) at any Licensee’s direction, (ii) any use of the Software Programs by Licensees in breach of this Agreement, or (iii) any other intellectual property right in which any Licensee has an interest.

(b)           Buyers shall jointly and severally indemnify, defend and hold harmless CIT and its Affiliates and Representatives for any Losses caused by, resulting from or arising out of (i) any breach by any Buyer of its covenants or agreements set forth herein and any breach by any Affiliate Licensee of the provisions of this Agreement as if it were a signatory hereto, including any Third Party Claim that is based upon any use of the Software Programs by the Licensees in breach of this Agreement, that is not cured to the reasonable satisfaction of CIT within thirty (30) days of Buyers’ receipt of written notice of such breach from CIT, and (ii) any Third Party Claim that the Software Programs, or any portion thereof, infringe or misappropriate any intellectual property right of a third party this is based upon (A) any modification, alteration, combination or enhancement of the Software Programs created after the date of this Agreement by any Licensee (or any of its assignees, successors, or sub-licensees) or any Person acting for, on behalf of or at the direction of Licensee (or any of its assignees, successors or sub-licensees) or any use of the Software Programs by Licensees in breach of this Agreement, or (B) any other intellectual property right in which any Licensee has an interest.

(c)           In the event of a claim by a Person other than CIT or any assignee, successor or sub-licensee of CIT, or any Licensee or any assignee, successor, or sub-licensee of any Licensee (each a “Third Party Claim”) for which an Indemnified Party seeks indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim and forward all related documents to the Indemnifying Party; provided, however, that the Indemnified Party’s failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder unless the Indemnifying Party’s defense of any such Third Party Claim is materially prejudiced by such failure. The Indemnifying Party shall assume and control the defense (or settlement) of any such Third Party Claim at its own expense and with counsel of its choosing by providing written notice to the Indemnified Party; provided, however that the Indemnified Party reserves the right to participate in (but not control) the defense (or settlement) of such Third Party Claim and to be represented by its own counsel at its own expense in connection therewith. The Indemnifying Party shall not agree to any settlement or judgment without the consent of the Indemnifying Party unless (a) such judgment or settlement does not impose any financial or other obligation on any Indemnified Party which is not the subject of indemnification by the Indemnifying Party hereunder, (b) such judgment or settlement includes as an unconditional term thereof the giving by the claimant to each applicable Indemnified Party of a release from all liability in respect of

Exhibit C-7

such Third Party Claim, and (c) such judgment or settlement does not result in the finding or admission of any violation of Law by any applicable Indemnified Party.

Section 8.          Miscellaneous.

(a)           Assignability. This Agreement and the rights and obligations of any Licensee hereunder may not be assigned, sublicensed, delegated or otherwise transferred by such Licensee in whole or in part without the prior written consent of CIT; provided, however, that any Licensee may, without the prior written consent of CIT, assign or sublicense this Agreement and the rights and obligations hereunder to an Affiliate of such Licensee or in connection with a merger or sale of all of such Licensee’s stock or a sale of substantially all of such Licensee’s and its Affiliates’ assets relating to the Small Business Loan Industry provided that such assignee, sublicensee or transferee agrees in writing to be bound by the terms and conditions of this Agreement and Licensee provides a copy of such agreement to CIT. Nothing in this Agreement or in the Purchase Agreement or the other Transaction Documents shall be deemed to limit CIT’s right to sell or assign the Software Programs, in whole or in part, subject to the License and the terms of this Agreement. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, administrators and permitted assigns.

(b)           Effect of Assignment or Sublicense. Notwithstanding any assignment by any Party of this Agreement (in whole or in part) to a Person, any sublicense or transfer by any Party of the Software Programs (in whole or in part) to a Person or any authorization of any Licensee in favor of a Person to Exploit the Software (in whole or in part), such assigning, sublicensing, transferring or authorizing Party shall remain liable for any act or omission of any assignee, sublicensee or transferee of this Agreement or the Software Programs, or for any act or omission of any other Person that Exploits the Software pursuant to any authorization or permission provided by any Licensee, to the same extent such Party would be liable under this Agreement had the act or omission of any such assignee, sublicensee, transferee or other Person been the act or omission of such assigning, sublicensing, transferring or authorizing Party itself; provided, however, that if a Licensee is such assigning, sublicensing, transferring or authorizing Party, the Buyers shall remain liable for any act or omission of such Licensee to the same extent as the Buyers would be liable under this Agreement had the act or omission of any such Licensee been the act or omission of the Buyers themselves.

(c)           Amendments, Supplements, Etc. This Agreement may be amended only in a writing signed by all Parties hereto. Any waiver of rights hereunder must be set forth in writing and signed by the Party against whom the waiver is to be effective. No delay or omission on the part of a Party in exercising its rights under this Agreement shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to, or waiver of, that right or any other right or remedy on a future occasion.

(d)           Notices. All notices, requests, demands, consents and other communications hereunder among the Parties shall be in writing and shall be deemed given: (i) upon personal delivery; (ii) three (3) Business Days after being mailed by certified or registered mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after being sent via a nationally recognized overnight courier service; or (iv) upon receipt of electronic or

Exhibit C-8

other confirmation of transmission if sent via facsimile to the other Parties at the following addresses and facsimile numbers, or at such other addresses or facsimile numbers as the Parties may designate by written notice in accordance with this Section 8(d):

If to CIT:

CIT Bank

2180 South 1300 East, Suite 250

Salt Lake City, Utah 84106

Attention: President

Facsimile: (801) 412-9205

E-mail: Randall.Chesler@cit.com

with copies to (which shall not constitute notice):

CIT Group Inc.

One CIT Drive

Livingston, NJ

Attention: Chief Corporate Counsel

Facsimile: (973) 740-5087

Email: Christopher.Paul@cit.com

Cadwalader Wickersham & Taft LLP

700 Sixth Street NW

Washington, DC 20001

Attention: Karen A. Dewis

Facsimile: (202) 862-2400

Email: Karen.Dewis@cwt.com

If to Sutherland:

Sutherland Asset I, LLC

1140 Avenue of the Americas, 7th Floor

New York, NY 10036

Attention: Thomas Buttacavoli

Facsimile: (212) 257-4699

E-mail: tbutta@waterfallam.com

If to ReadyCap Lending, LLC:

ReadyCap Lending, LLC

114 Pacifica, Suite 400

Irvine, CA 92618

Attention: Steve Skolnik

Facsimile: (949) 529-5675

E-mail: steve.skolnik@readycapcommercial.com

Exhibit C-9

Any notice given hereunder may be given on behalf of any Party by its counsel or other authorized representatives.

(e)           Entire Agreement. This Agreement, together with the Purchase Agreement, including the Schedules, Annexes and Exhibits thereto, and the other agreements contemplated thereunder, contain the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all previous written or oral negotiations, commitments, understandings and writings with respect to such subject matter.

(f)            Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of CIT, on the one hand, and Licensees, on the other hand, will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(g)           Expenses. All fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (including fees and expenses of legal counsel, accountants and other professionals) shall be paid by the Party incurring such fees or expenses.

(h)           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof. Each of the Parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City for any litigation arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in subsection (d) above, shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or any transaction contemplated hereby in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Exhibit C-10

(i)            Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic pdf submission), each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same instrument.

[Remainder of this page is intentionally left blank]

Exhibit C-11

IN WITNESS WHEREOF, each of the Parties, by their respective authorized representatives, have caused this Agreement to be executed as of the date first written above.

CIT BANK

By:
Name:
Title:

SUTHERLAND ASSET I, LLC

By:
Name:
Title:

READYCAP LENDING, LLC

By:
Name:
Title:

Exhibit C-12

EXHIBIT A

DESCRIPTION OF LICENSED SOFTWARE

Name (including version)*	Description
SBMS: Small Business Management System	Origination System for SBA and Conventional Loans

License Includes: Source code for the un-branded system (Powerbuilder libraries) as well as associated interfaces, Citrix executable files, the SBMS Boarding Feed and technical documentation.

The underlying SBL Application Database is also required and described separately below.

Non-Proprietary Tools and Components: License does not include the following Third Party Vendor provided software which are required to implement the application:

Oracle (10g), Powerbuilder 12.5 , Unix, Citrix (or another Remote Desktop Solution with load balancing), Windows 7, Microsoft Office 2010, and PL/SQL Developer as well as Windows Server 2008 R2 (Citrix Server OS) and Microsoft Office 2003.

SAMS: Service Application Management System	Portfolio Management, Servicing, Collections and Asset Recovery for SBA and Conventional Loans

License Includes: Source code for the un-branded system as well as the Etran, Assurant (inbound and outbound), UPF, SBA Payment and BOA 172 ACH feeds; Control M Job Interfaces, Unix scripts, packages and procedures;

Non-Proprietary Tools and Components: License does not Include the following Third Party Vendor provided software which are required to implement the application:

Oracle (10g), Powerbuilder 12.5 , Unix, Citrix (or another Remote Desktop Solution with load balancing), Windows 7, Microsoft Office 2010, and PL/SQL Developer as well as Windows Server 2008 R2 (Citrix Server OS) and Microsoft Office 2003;

Exhibit C-13

Exhibit D

[Reserved]

Exhibit E

Form of Power of Attorney

[         ], 20[         ]

State of	)
) ss.:
County of	)

KNOW ALL PERSONS BY THESE PRESENTS, that CIT Bank (the “Seller”), by and through its duly elected and authorized officer named below, pursuant to the Asset Purchase Agreement, dated as of October 11, 2013 (the “Agreement”), among the Seller, Sutherland Asset I, LLC and ReadyCap Lending, LLC, does hereby nominate, constitute and appoint each of Sutherland Asset I, LLC, a Delaware limited liability company, and ReadyCap Lending, LLC, a Delaware limited liability company, each of their respective officers from time to time and each of their respective employees authorized by it from time to time to act hereunder, jointly and each of them severally, together or acting alone, its true and lawful attorney-in-fact, for the Seller, in its name, place and stead, in the sole discretion of such attorney-in-fact, to file UCC-3 assignments and other similar instruments in the applicable jurisdictions and to take certain other customary actions in order to evidence the assignment of the security interests, liens and encumbrances created by the Security Documents relating to the Transferred Loans sold by the Seller pursuant to the Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

The Seller hereby ratifies and confirms the execution, delivery and performance (whether before or after the date hereof) of the above-mentioned UCC-3 assignments and other similar instruments by the attorney-in-fact and all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

The Seller hereby agrees that no Person or other entity dealing with the attorney-in-fact shall be bound to inquire into such attorney-in-fact’s power and authority hereunder and any such Person or entity shall be fully protected in relying on such power and authority.

This Limited Power of Attorney may not be assigned without the prior written consent of the Seller. It is effective immediately and will continue until it is revoked.

This Limited Power of Attorney shall be governed and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

Exhibit E-1

Executed as of the date first written above.

CIT BANK

By:
Name:
Title:

Exhibit E-2

CERTIFICATE OF ACKNOWLEDGMENT OF

NOTARY PUBLIC

State of	)
) ss.:
County of	)

a)                                     On                                     , 20        before me,                                           , personally appeared                                                          .

•                                          personally known to me, or

•                                          proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are

b)                                     subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

c)                                      WITNESS my hand and official seal.

d)                                     Signature

NOTARY PUBLIC

STATE OF

My commission expires

Exhibit E-3

Exhibit F

[Reserved]

Exhibit G

[Reserved]

Exhibit H

[Reserved]